Exhibit 10(y)

L3HARRIS SALARIED PENSION PLAN
Amended and Restated as of December 31, 2021

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Section 11.7 Procedures Regarding Qualified Domestic Relations Orders	30
Section 11.8 Actuary to be Employed	32
Section 11.9 Funding Policy	32
Section 11.10 Notices to Participants, Etc	32
Section 11.11 Responsibility to Advise Administrator of Current Address	32
Section 11.12 Notices, Delivery and Receipt to Employers or Administrator	32
Section 11.13 Responsibility to Furnish Information and Sign Documents	33
Section 11.14 Records	33
Section 11.15 Electronic Media	33
Section 11.16 Correction of Error; Right to Recovery	33
Article XII Participation by other employers	33
Section 12.1 Adoption of Plan	33
Section 12.2 Withdrawal from Participation	33
Section 12.3 The Company as Agent for Employers	33
Article XIII Continuance by a Successor	34
Article XIV MISCELLANEOUS	34
Section 14.1 Expenses	34
Section 14.2 Non-Assignability	34
Section 14.3 No Contract of Employment	35
Section 14.4 Limitation of Rights	35
Section 14.5 No Guarantee	35
Section 14.6 Merger or Consolidation with Another Plan	35
Section 14.7 Evidence of Action	35
Section 14.8 Receipt and Release	35
Section 14.9 Reliance	35
Section 14.10 Entire Plan	36
Section 14.11 Gender and Plurals	36
Section 14.12 Headings	36
Section 14.13 Applicable Law	36
Section 14.14 Severability	36
Section 14.15 Plan Voluntary	36
Section 14.16 Acceptance of Plan Provisions	36
Section 14.17 Distributions to Minor and Disabled Persons	36
Section 14.18 Missing Person	37
Section 14.19 Withholding Requirements	37
Article XV TOP-HEAVY PLAN REQUIREMENTS	37
Section 15.1 Top-Heavy Plan Determination	37
Section 15.2 Definitions and Special Rules	37
Section 15.3 Minimum Benefit for Top-Heavy Years	38
Section 15.4 Top-Heavy Vesting Requirements	38
Article XVI AMENDMENT, WITHDRAWAL AND TERMINATION	39
Section 16.1 Amendment	39
Section 16.2 No Reversion to an Employer	39
Section 16.3 Withdrawal	39
Section 16.4 Termination	39
Section 16.5 Vesting and Distribution Upon Termination	39
Exhibit A COMPONENT PLANS AS OF DECEMBER 31, 2021	1
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Appendix A MINIMUM REQUIRED DISTRIBUTIONS	1
Appendix B Purchase of annuity contracts	1
Appendix X CASH BALANCE FOR CERTAIN PARTICIPANTS	1

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L3HARRIS SALARIED PENSION PLAN
INTRODUCTION
The title of this Plan is the “L3Harris Salaried Pension Plan.” The Plan was established in 1929 and has been amended from time to time. The Plan is a defined benefit pension plan intended to satisfy the qualification requirements of section 401(a) of the Code.
The Plan as set forth herein is an amendment and restatement of the Plan as in effect immediately prior to the Effective Date.
Effective as of December 31, 2020, the following defined benefit pension plans maintained by the Company and its Affiliates were merged with and into the Plan: (i) the EDO Corporation Employees Pension Plan; (ii) the L3Harris Pension Plan for Employees in the Communications Solutions Bargaining Unit; (iii) the Electrodynamics, Inc. Pension Plan for Members of Local 134, IBEW; (iv) the L3Harris Communication Systems Pension Plan; (v) the L3Harris Communication Systems – West Pension Plan; (vi) the L3Harris Integrated Systems Pension Plan; (vii) the L3Harris Link Simulation and Training Pension Plan; and (viii) the L3Harris Technologies, Inc. Pension Plan.
This amendment and restatement of the Plan has been designed to reflect such mergers and accommodate any future merger of defined benefit pension plans maintained by the Company and its Affiliates with and into the Plan. Each of the defined benefit pension plans that merged with and into the Plan effective as of December 31, 2020 is now considered one or more Component Plans of the Plan as set forth on Exhibit A. The terms of the Plan as they were in effect prior to such merger are also now considered a Component Plan of the Plan. Any defined benefit pension plan that is in the future merged with and into the Plan will become a Component Plan upon the effectiveness of such merger.
The Plan document is comprised of the Base Document and the Supplements, each as amended from time to time. The Base Document contains terms generally applicable to all Component Plans (except for Appendix X which is applicable to certain Component Plans described therein) and each Supplement contains terms applicable to one Component Plan. Accordingly, each Component Plan document is comprised of the Base Document and a Supplement.
Except as otherwise provided herein, the rights and benefits of Participants (and, if applicable, the rights and benefits of their surviving Spouses and Beneficiaries) shall be determined solely by reference to the terms hereof. Notwithstanding the foregoing, with respect to a Participant who Terminated Employment prior to the Effective Date (and, if applicable, such Participant’s surviving Spouse or Beneficiary), eligibility for a benefit, the amount of benefit, available forms of benefit payment, and times at which benefits may be paid shall, except as otherwise expressly provided herein, be determined solely by reference to the terms of the applicable plan as in effect on the date of such Participant’s Termination of Employment and no provision of this amendment and restatement shall increase the rights and benefits of any such Participant. Upon reemployment on or after the Effective Date, the terms of this amendment and restatement regarding suspension of benefits upon reemployment, recommencement of benefits upon subsequent Termination

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of Employment, and accrual of benefits on and after the date of such reemployment shall apply with respect to periods on and after such reemployment.
The provisions of the Plan are conditioned upon the Plan’s qualification under section 401(a) of the Code and Employer contributions being deductible under section 404 of the Code. It is further intended that the Plan conform to the requirements of Title I of ERISA and that the L3Harris Pension Master Trust be qualified under section 501 of the Code.

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BASE DOCUMENT
FOR THE L3HARRIS SALARIED PENSION PLAN
ARTICLE I
DEFINITIONS
As used herein the words and phrases identified below shall, when capitalized, have the respective meanings identified below. If such a word or phrase is assigned a meaning by reference to an applicable Component Plan, then such word or phrase shall, when capitalized and used with regard to a Participant, have the meaning assigned to such word or phrase (or as the context may require, substantially similar word or phrase) for purposes of such Participant’s applicable Component Plan.
1.1    Accrued Benefit means the amount payable to a Participant under the Plan determined as of a particular date, payable in the form of a Single Life Annuity beginning as of his or her Normal Retirement Date.
1.2    Actuarial Equivalent shall have the meaning assigned to such term in a Participant’s applicable Component Plan.
1.3    Administrative Committee means the Employee Benefits Committee of the Company, or successor thereto, appointed pursuant to Article IX to administer the Plan. References herein to the Administrative Committee also shall include any person or entity to whom the Administrative Committee has delegated any of its authority, to the extent of such delegation.
1.4    Administrator means the Administrative Committee, which committee is the “administrator” within the meaning assigned to that term by section 3(16)(A) of ERISA.
1.5    Affiliate means an entity (other than the Company) that is (a) a corporation that is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as an Employer, (b) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with an Employer, (c) any organization (whether or not incorporated) that is a member of an affiliated service group (within the meaning of section 414(m) of the Code) that includes an Employer, a corporation described in clause (a) of this paragraph or a trade or business described in clause (b) of this paragraph, or (d) any other entity that is required to be aggregated with an Employer pursuant to Regulations promulgated under section 414(o) of the Code. For purposes of section 415 of the Code, in applying sections 414(b) and (c) of the Code to determine an Affiliate, the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” each place that it appears in section 1563(a)(1) of the Code. Except as otherwise provided in this Plan, an Affiliate shall be included as an Affiliate only for the period or periods during which it is under common control, affiliated or aggregated as described above and only to the extent required by an applicable provision of the Code.
1.6    Alternate Payee means the Spouse, former Spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant, as described in section 414(p) of the Code.

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1.7    Base Document means the portion of the Plan document entitled “Base Document” and set forth herein which includes terms generally applicable to all Component Plans (or in the case of Appendix X, those Component Plans described therein) and which together with a Supplement comprises the terms of a Component Plan.
1.8    Beneficiary means the person or persons designated, whether by the Participant or by another Beneficiary with respect to the Participant or by operation of the Plan’s terms, to receive, in the event of the death of such Participant or another Beneficiary, any survivor benefit under the Plan. A Participant will select his or her Beneficiary under an Optional Benefit Form at the time such Participant elects such Optional Benefit Form, except to the extent provided otherwise in the Participant’s applicable Component Plan with regard to such Optional Benefit Form. With respect to a designation of a Beneficiary for any other reason, a Participant may designate who shall receive any payment which may become payable pursuant to Section 6.2 of the Base Document and/or the provisions of the Participant’s applicable Component Plan, as applicable, and may at any time change any such Beneficiary designation; provided, however, that in the case of a Participant who has a Spouse, such Participant’s Beneficiary shall be his or her Spouse unless (a) such Spouse consents to another Beneficiary in the same manner described in Section 6.2(c) of the Base Document or (b) the provisions of the Participant’s applicable Component Plan provide otherwise. Any Beneficiary designation or change shall be made in writing (or, to the extent permitted by the Administrator, electronically) on the proper form furnished for this purpose by the Administrator.
1.9    Benefit Starting Date means, with respect to a Participant’s Accrued Benefit under a Component Plan, the first day as of which such amount becomes payable to a Participant or Beneficiary.
1.10    Board or Board of Directors means the Company’s board of directors or its delegate (to the extent of such delegation).
1.11    Code means the Internal Revenue Code of 1986, as amended.
1.12    Company means L3Harris Technologies, Inc. or any successor thereto.
1.13    Component Plan means a component of the Plan, the terms of which are comprised of this Base Document and a Supplement. A list of Component Plans is contained in Exhibit A of this Base Document. Such Exhibit A of the Plan shall be updated from time to time by the Company, but failure to do so shall not affect the effectiveness of any Component Plan. References in the Plan to a Section, Article, term or other provision of a Component Plan will be a reference to the Supplement, the terms of which, together with the Base Document, comprises such Component Plan. With respect to periods prior to the date on which a plan became a component of the Plan, references to a Component Plan will be a reference to the plan, the substance of which is now reflected in such Component Plan.
1.14    Early Retirement Age means the age requirement, if any, for a Participant to be eligible for early retirement under a Component Plan.
1.15    Early Retirement Date shall have the meaning assigned to such term or similar term in a Participant’s applicable Component Plan.

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1.16    Early Retirement Service means the service requirement, if any, for a Participant to be eligible for early retirement under a Component Plan.
1.17    Effective Date means the effective date of this amendment and restatement which, unless otherwise expressly provided, shall be December 31, 2021.
1.18    Eligible Employee means an Employee who is eligible to participate in an applicable Component Plan under the terms of such Component Plan.
1.19    Employee. Any person who is considered under the personnel policies of an Employer to be an employee of that Employer, but only for so long as such person is so considered to be an employee; provided, however, notwithstanding any other provision of the Plan to the contrary, no person described in (a) or (b) below will be an Employee while such person is described in (a) or (b) below, even if such person is determined to be a “common law” employee or a Leased Employee classified or reclassified to be an employee (including, without limitation, as a common law or statutory employee) for any purpose or reason, and through any means (including, without limitation, by any action of an Employer or as a result of any lawsuit, action, or administrative proceeding), and such person will not, notwithstanding such determination, classification or reclassification, be considered an Employee (and therefore will be ineligible for participation in, or benefits under, the Plan): (a) any person who performs services for, with respect to, or on behalf of an Employer on either a temporary or permanent basis who is retained, employed or hired by or through an agency, temporary help firm, technical help firm, staffing firm, employee leasing firm, professional employer organization or other staffing firm or other party; or (b) any person, the terms of whose services for, with respect to, or on behalf of an Employer are governed by, or purportedly governed by, a written or oral independent contractor, consulting, fee-for-service, or similar agreement or arrangement with an Employer even if (i) the services rendered are outside the scope of the agreement by any magnitude, or (ii) the person renders services (including services outside the scope of the agreement by any magnitude) after the agreement has expired, without regard to whether the agreement is extended.
1.20    Employer means the Company and any subsidiary of the Company that, with the consent of the Company, elects to participate in the Plan with respect to one or more Component Plans in the manner described in Section 12.1 of the Base Document and any successor entity which is substituted for the Company or such subsidiary as described in Article XIII of the Base Document. If any such entity withdraws or is removed from participation in the Plan with respect to one or more Component Plans pursuant to Section 12.2 of the Base Document, such entity shall thereupon cease to be an Employer (either with respect to the Plan or with respect to such one or more Component Plans).
1.21    ERISA means the Employee Retirement Income Security Act of 1974, as amended.
1.22    Investment Committee means the Investment Committee of the Company or any successor thereto. Reference herein to the Investment Committee also shall include any person or entity to whom the Investment Committee has delegated any of its authority, to the extent of such delegation.

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1.23    Leased Employee means any person (other than an employee) who pursuant to an agreement between an Employer or an Affiliate and any leasing organization has performed services for an Employer or an Affiliate on a substantially full-time basis for a period of at least one year, which services were performed under the primary direction or control of an Employer or an Affiliate.
1.24    Normal Retirement Age shall have the meaning assigned to such term or determined by reference to the Normal Retirement Date in a Participant’s applicable Component Plan.
1.25    Normal Retirement Date shall have the meaning assigned to such term in a Participant’s applicable Component Plan.
1.26    Optional Benefit Form means an optional benefit form described in a Participant’s applicable Component Plan with regard to a benefit under such Component Plan, each of which shall be the Actuarial Equivalent of the Single Life Annuity with respect to such benefit, except to the extent expressly provided in such applicable Component Plan.
1.27    Participant shall have the meaning assigned to such term in an individual’s applicable Component Plan.
1.28    Plan means the plan herein set forth, including this Base Document and all Supplements, in each case, as from time to time amended.
1.29    Plan Year means the calendar year.
1.30    Qualified Domestic Relations Order or QDRO means any domestic relations order which the Administrator has determined, in accordance with procedures established by the Administrator, to be a “qualified domestic relations order” defined in section 414(p) of the Code.
1.31    Qualified Joint and Survivor Annuity or QJSA means, unless assigned a different meaning by a Participant’s applicable Component Plan, a retirement benefit payable to a Participant in the form of equal monthly payments for each month during the period commencing with the Participant’s Benefit Starting Date and ending with the month in which the Participant dies, unless the individual who was the Participant’s Spouse on the Participant’s Benefit Starting Date survives such Participant, in which case, such monthly payments will (a) continue through the month in which such Spouse dies, (b) be in an amount equal to 50% of such Participant’s monthly payments commencing with the month following the month in which such Participant dies, and (c) be payable to the Spouse. A Qualified Joint and Survivor Annuity shall be the Actuarial Equivalent of the Single Life Annuity with respect to such benefit, except to the extent expressly provided otherwise in the Participant’s applicable Component Plan.
1.32    Qualified Pre-Retirement Survivor Annuity or QPSA means, unless assigned a different meaning by a Participant’s applicable Component Plan, a single life annuity for the life of Participant’s surviving Spouse in an amount equal to the amount which would have been payable to such Spouse had the Participant elected the Qualified Joint and Survivor Annuity, survived until, and elected to have his or her benefit commence on, the Spouse’s Benefit Starting

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Date and then died immediately thereafter, but based on the Participant’s Accrued Benefit at the date of the Participant’s death.
1.33    Regulations means written temporary or final regulations of the Department of Labor construing Title I of ERISA or the Treasury Department construing the Code.
1.34    Single Life Annuity means a retirement benefit payable in equal monthly payments for each month during the period commencing with the Participant’s Benefit Starting Date and ending with the month in which the Participant dies in an amount that is equal to the Participant’s Accrued Benefit as adjusted pursuant to his or her applicable Component Plan based on the Participant’s Benefit Starting Date.
1.35    Spouse means, with respect to a Participant, a person who is lawfully married to the Participant under the laws of the state or foreign jurisdiction where such person and the Participant were married, without regard to the laws of the state where such person and/or the Participant are domiciled; provided, however, that if indicated in a definition of “Spouse” (or other similar provision) included in a Participant’s applicable Component Plan, a person shall be considered a Participant’s Spouse only if the Participant and such person have been married for at least one year on the date as of which the determination is made regarding the Participant has a Spouse.
1.36    Supplement means a supplement to this Base Document which, together with this Base Document, comprises the terms of a Component Plan.
1.37    Terminate Employment or Termination of Employment means a Participant’s ceasing to be an Employee of all Employers and all Affiliates. A transfer between employment by an Employer and employment by an Affiliate or between employment by Employers or Affiliates shall not constitute a Termination of Employment.
1.38    Trust means a trust established pursuant to a Trust Agreement. To the extent more than one such trust has been established with respect to the Plan, each reference in the Plan to “the Trust” shall be deemed a reference to each such trust unless the context clearly requires otherwise.
1.39    Trust Agreement means an agreement entered into between the Trustee, as trustee, and the Company or an Affiliate for holding, administering and distributing the Trust Fund, as such agreement may be amended from time to time. If the Company and/or an Affiliate has entered into more than one such agreement, each reference in the Plan to “the Trust Agreement” shall be deemed a reference to each such agreement unless the context clearly requires otherwise.
1.40    Trust Fund means the corpus of the Trust, including all cash, securities and other property purchased or otherwise acquired out of the funds arising from all contributions received by the Trustee from the Employers, from Participants (or on their behalf) or from any other sources whatsoever, together with the income therefrom, and less disbursements made in conformance with the Trust Agreement and the Plan.
1.41    Trustee means the trustee under a Trust Agreement and any successor trustee thereto. To the extent the Company and/or an Affiliate has entered into more than

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one Trust Agreement, each reference in the Plan to “the Trustee” shall be deemed a reference to the trustee that is a party to the applicable Trust Agreement.
1.42    USERRA means the Uniformed Services Employment and Reemployment Rights Act of 1994.
1.43    Vested means, with regard to a Participant’s Accrued Benefit under a Component Plan, that he or she has satisfied the Vesting Requirement with respect to such Accrued Benefit or is otherwise vested in the Employer provided portion of such Accrued Benefit.
1.44    Vesting Requirement means the requirements set forth in an applicable Component Plan by which a Participant’s Accrued Benefit shall become vested and nonforfeitable.
ARTICLE II
ELIGIBILITY AND PARTICIPATION
Section 2.1    When Participation Starts and Ends. An individual may become a Participant in a Component Plan pursuant to the terms of such Component Plan. Once an individual has become a Participant in a Component Plan, such individual will remain a Participant in such Component Plan until the later of the date such individual ceases to be an Eligible Employee with respect to such Component Plan and the date all of the benefits to which such individual is entitled under the Component Plan, if any, have been distributed or deemed distributed in accordance with the Plan.
Section 2.2    Participation in Multiple Component Plans and Nonduplication of Benefits. If an individual is a Participant in more than one Component Plan, the Participant’s benefit under each such Component Plan shall be administered separately, except to the extent otherwise provided herein. Notwithstanding any provision of the Plan to the contrary, a Participant shall not be eligible to accrue a benefit under more than one Component Plan with regard to the same period of service with one or more Employers, and the Administrator shall exercise its discretionary powers to interpret the provisions of the Plan in a manner consistent with this provision.
Section 2.3    Participation in Other Defined Benefit Pension Plans. Notwithstanding any provision of the Plan to the contrary, for any period of service with one or more Employers or Affiliates with regard to which an individual is eligible to accrue a benefit under a defined benefit pension plan sponsored by the Company or any Affiliate other than the Plan, such individual shall not be entitled to accrue a benefit under the Plan.
ARTICLE III
SERVICE
Rules regarding the calculation of service for eligibility, vesting, accrual and any other purpose (including break in service rules and rules regarding the calculation of service upon reemployment) are set forth in the Component Plans.
ARTICLE IV
VESTING AND FORFEITURES

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Section 4.1    Vesting. Vesting Requirements, including the general vesting schedule with respect to a Participant’s Accrued Benefit under an applicable Component Plan, shall be set forth in such Component Plan.
Section 4.2    Changes in Vesting Schedule. If an applicable Component Plan’s vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, in the case of an Employee who is a Participant as of the later of the date such amendment or change is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s Employer-provided accrued benefit will not be less than the percentage computed under the Plan without regard to such amendment or change. Furthermore, each Participant with at least three years of service (as calculated under the applicable Component Plan) may elect, within a reasonable period after the adoption of the amendment or change, to have his or her nonforfeitable percentage computed under the applicable Component Plan without regard to such amendment or change. For Participants who do not have at least one hour of service (as determined under the applicable Component Plan) in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting “five years of service” for “three years of service” where such language appears. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end 60 days after the latest to occur of the amendment’s adoption or effectiveness, or the date on which the Participant is issued written notice of the amendment.
Section 4.3    Forfeitures. Forfeitures shall arise as set forth in an applicable Component Plan. Forfeitures shall be applied to reduce future Employer contributions and to pay Plan expenses. Forfeitures shall not be used to increase Plan benefits.
Section 4.4    Restoring Forfeitures. Rules regarding the restoration of forfeited Accrued Benefits shall be set forth in an applicable Component Plan.
ARTICLE V
RETIREMENT BENEFITS
Section 5.1    Normal Retirement Benefit. A Participant whose Termination of Employment occurs on or after his or her Normal Retirement Date shall be entitled to receive a monthly benefit commencing on the first day of the first month coincident with or next following the date on which such Termination of Employment occurs (or such other date prescribed by the Participant’s applicable Component Plan) and ending with the month of his or her death in an amount equal to the Participant’s Accrued Benefit. The receipt of a normal retirement benefit shall be subject to Articles VI and VII of the Base Document and any rules set forth for such purpose in the applicable Component Plan.
Section 5.2    Early Retirement Benefit. A Participant whose Termination of Employment occurs (a) upon or after he or she becomes Vested, (b) on or after his or her Early Retirement Date, and (c) before his or her Normal Retirement Date, shall be entitled to either of the following, as elected by the Participant and subject to any restrictions (including any service, age or other eligibility requirement) described in his or her applicable Component Plan:

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(a)    a deferred benefit commencing on the Participant’s Normal Retirement Date in an amount equal to his or her Accrued Benefit, or
(b)    a benefit commencing on the first day of any month which precedes his or her Normal Retirement Date (which day shall be designated by written notice to the Administrator in the form and at the time as the Administrator may require) in an amount equal to his or her Accrued Benefit, reduced (if applicable) as described in the Section of the Participant’s applicable Component Plan relating to early retirement.
The receipt of an early retirement benefit shall be subject to Articles VI and VII of the Base Document and any rules set forth for such purpose in the applicable Component Plan.
Section 5.3    Deferred Vested Benefit. A Participant whose employment terminates (a) upon or after he or she becomes Vested, and (b) before his Early Retirement Date, shall be entitled to either of the following, as elected by the Participant and subject to any restrictions (including any service, age or other eligibility requirement) described in his or her applicable Component Plan:
(a)    a deferred benefit commencing on the Participant’s Normal Retirement Date in an amount equal to his or her Accrued Benefit; or
(b)    a benefit commencing on the first day of any month which follows his or her attainment of the age set forth in his or her applicable Component Plan for such purpose (which day shall be designated by written notice to the Administrator in the form and at the time as the Administrator may require) in an amount equal to his or her Accrued Benefit, reduced as described in the Section of the Participant’s applicable Component Plan relating to deferred vested benefits.
The receipt of a deferred vested benefit shall be subject to Articles VI and VII of the Base Document and any rules set forth for such purpose in the applicable Component Plan.
Section 5.4    Disability Benefit. A Participant shall be entitled to any disability benefit set forth in his or her applicable Component Plan to the extent he or she qualifies for such benefit under the terms of such applicable Component Plan.
Section 5.5    Additional Benefit. A Participant shall be entitled to any additional benefit set forth in his or her applicable Component Plan to the extent he or she qualifies for such benefit under the terms of such applicable Component Plan.
ARTICLE VI
BENEFIT FORMS, ELECTION PROCEDURES AND SURVIVOR BENEFITS
Section 6.1    Benefit Forms. Unless a Participant’s applicable Component Plan provides otherwise or the Participant elects an Optional Benefit Form in accordance with the Plan’s Election and Waiver Procedures, (a) a Participant who does not have a Spouse on his or her Benefit Starting Date shall receive his or her Accrued Benefit in the form of a Single Life Annuity (which shall be considered the normal form of benefit for an unmarried Participant), and (b) a Participant who has a Spouse on his or her Benefit Starting Date shall receive his or her Accrued Benefit in the form of a Qualified Joint and

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Survivor Annuity (which shall be considered the normal form of benefit for a married Participant).
If a Participant’s benefit is payable in the form of a Qualified Joint and Survivor Annuity and, prior to the Participant’s Benefit Starting Date, the Participant’s Spouse dies or the Participant and such Spouse divorce, the Participant’s election or deemed election to receive a Qualified Joint and Survivor Annuity shall, upon the Participant’s notice to the Administrator of such death or divorce, be automatically cancelled.
Section 6.2    Election and Waiver Procedures.
(a)    Election of Optional Benefit Form. Subject to the terms and conditions of this Section (including the spousal consent requirements set forth in paragraph (c)) and any applicable Component Plan, a Participant may elect a form of benefit provided under his or her applicable Component Plan (or change or revoke an existing election with respect thereto) at any time during the 90-day period ending on the Participant’s Benefit Starting Date or, if later, through the applicable date described in the second sentence of Section 6.2(d) of the Base Document. Such an election, change or revocation shall be made by delivering notice describing the election, change or revocation to the Administrator in the form and manner prescribed by the Administrator for this purpose. An election of an Optional Benefit Form shall be deemed a rejection of the normal benefit form provided under the Plan pursuant to Section 6.1 of the Base Document, as applicable.
(b)    Beneficiary Designation. Subject to the terms and conditions of this Section (including the spousal consent requirements set forth in paragraph (c)) and any applicable Component Plan, a Participant may designate one or more primary or contingent Beneficiaries and may, from time to time, without the consent of any Beneficiary, change or cancel any such designation. Such designation and each change with respect thereto shall be made in the form and manner prescribed by the Administrator for this purpose. If no Beneficiary has been designated by a deceased Participant, any payment pursuant to an applicable Component Plan shall be made by the Trustee at the direction of the Administrator to the person designated for such purpose under such applicable Component Plan; provided, however, that if an applicable Component Plan does not designate any person for such purpose, payment shall be made (i) to the surviving Spouse or of such deceased Participant, if any, or (ii) if there shall be no surviving Spouse, to the Participant’s estate. The marriage of a Participant shall be deemed to revoke any prior designation of a Beneficiary made by him or her and a divorce shall be deemed to revoke any prior designation of the Participant’s divorced Spouse if written evidence of such marriage or divorce shall be received by the Administrator before distribution is made in accordance with such designation. If the Administrator is in doubt as to the right of any person to receive a Plan benefit, the Administrator may direct the Trustee to retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Administrator may direct the Trustee to pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Trust therefore.
(c)    Spousal Consent to Election of Optional Form of Benefit or Beneficiary Designation. If a Participant is married on his or her Benefit Starting Date, and if after giving effect to an election, revocation or change described in paragraph (a) or (b) of this Section the Participant’s Spouse would not be entitled to receive a survivor benefit at

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least equal to that provided by the Qualified Joint and Survivor Annuity, such election, revocation or change shall not be effective unless it shall have been consented to at the time of such election, revocation or change, in writing, by the Participant’s Spouse, and such consent acknowledges the effect of such election and is witnessed by a notary public. If the Spouse consents to the designation of a Beneficiary other than the Spouse, such consent shall be effective only with respect to such designated Beneficiary unless the written consent form expressly states that no further consent is needed to effectuate a change in designated Beneficiary. Such consent shall not be required if it can be established to the satisfaction of the Administrator that such consent cannot be obtained because there is no Spouse, the Spouse cannot be located, the Participant is legally separated from the Spouse, the Participant has been abandoned within the meaning of local law and there is a court order to that effect, or such other circumstance exists as may be prescribed in Regulations. If the Spouse is legally incompetent to give consent, the consent may be executed by the Spouse’s legal guardian (including the Participant, if the Participant is the Spouse’s legal guardian). Any consent by a Spouse or establishment that such consent cannot be obtained shall be effective only with respect to such Spouse. The consent of a Spouse required by this paragraph shall not be necessary for a distribution required by a Qualified Domestic Relations Order.
(d)    Notice of Availability of Optional Benefit Forms. No less than 30 days (or such shorter period as determined by the Administrator and permitted by section 417(a)(7) of the Code) and no more than 90 days before a Participant’s Benefit Starting Date, the Administrator shall notify the Participant in the manner and within the time prescribed by Regulations, that he or she may elect an Optional Benefit Form. Such notice shall not be provided less than 30 days before the Participant’s Benefit Starting Date unless (i) such notice clearly indicates that the Participant has a right to 30 days to consider to waive the normal benefit forms provided under the Plan pursuant to Section 6.1 of the Base Document and elect an Optional Benefit Form, (ii) the Participant affirmatively elects a benefit form with the consent of his or her Spouse (if required) to commence as of the Benefit Starting Date, (iii) the Participant is permitted to revoke such election until the Benefit Starting Date or, if later, until the end of the seventh day after such notice is provided to the Participant and (iv) distribution of the Participant’s benefit does not commence until after the seventh day after such notice is provided. Such notice shall be in nontechnical language and shall include a general description of the benefit forms provided under the applicable Component Plan, including the terms and conditions of the normal benefit forms provided under the Plan pursuant to Section 6.1 of the Base Document and the circumstances under which such forms will be provided unless the Participant elects otherwise, with the consent of his or her Spouse (if required), and a description of the eligibility conditions for any material features of the Optional Benefit Forms, general information on the relative financial effect upon a Participant’s benefit he or she elects an Optional Benefit Form or revokes any prior election, and a description of the relative value of the Optional Benefit Forms as compared to the benefit form the Participant would receive if no such election was made.
(e)    Retroactive Annuity Starting Date. Notwithstanding any provision of the preceding paragraph, if permitted by a Participant’s applicable Component Plan, the notice described herein may be provided to the Participant subsequent to the Participant’s Benefit Starting Date if the Participant so elects, provided that the following conditions are satisfied:

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(i)    the date on which the first payment to be received by the Participant is made (the “initial payment date”) shall be no earlier than 30 days following the date that the notice is furnished to the Participant, except that the initial payment date may be as early as he eighth day after such notice is provided if (1) such notice clearly indicates that the Participant has a right to a period of 30 days after receiving the notice to consider whether to waive the basic forms of distribution provided under the Plan and to elect with the consent of his or her Spouse (if required) an Optional Benefit Form, (2) the Participant affirmatively elects a form of distribution with the consent of his or her Spouse (if required) to commence as of the initial payment date, and (3) the Participant is permitted to revoke such election until the initial payment date;
(ii)    the notice shall be provided to the Participant no more than 90 days before the initial payment date, however, the Plan will not fail to satisfy this requirement if the delay in providing the distribution is due solely to an administrative delay;
(iii)    the Participant is not permitted to elect a Benefit Starting Date that precedes the date upon which the Participant could have otherwise started receiving benefits under the terms of the Plan as in effect on the Benefit Starting Date;
(iv)    to the extent that a Participant has not received any payments for the period from the Benefit Starting Date to the initial payment date, the Participant shall receive a one-time payment to reflect any such missed payments (a “make-up payment”) unless other terms and conditions apply pursuant to such Participant’s applicable Component Plan. Such make-up payment shall be adjusted for interest from the period beginning on the Benefit Starting Date and ending on the initial payment date, which shall be calculated with respect to such payments that would have been received prior to the initial payment date. The interest rate used to compute the adjustment described in the preceding sentence shall equal 6% per annum, compounded annually unless otherwise set forth in an applicable Component Plan. For purposes of Section 7.1 of the Base Document (relating to maximum benefits), the limitations set forth therein shall comply with the adjustments required thereto pursuant to Treasury Regulation section 1.417(e)-1 with respect to any Benefit Starting Date described in this paragraph which is a “retroactive annuity starting date” as defined for purposes of such Regulation;
(v)    to the extent that a lump sum option is offered under the applicable Supplement and a Participant elects to receive payment of his or her retirement benefit in the form of one lump sum payment determined as of the initial payment date, (1) the Participant’s benefit, including any interest adjustment, must satisfy the provisions of section 415 of the Code, both at the initial payment date and at the actual benefit commencement date, (2) the lump

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sum payment shall not be less than the amount that would have been payable on the initial payment date if the lump sum amount had been calculated using lump sum Actuarial Equivalent factors in effect as of the date of distribution, and (3) unless the articipant’s lump sum payment is based on a cash balance account that is credited with interest credits that are higher than the applicable inactive interest crediting rate, the lump sum payment shall be increased by an amount of interest crediting at 6% compounded annually from the initial payment date to the actual benefit commencement date; and
(vi)    if a Participant who is married elects to commence the Participant’s benefit as of the initial payment date pursuant to this paragraph, then the Spouse (including an Alternate Payee who is treated as the Spouse under a Qualified Domestic Relations Order), determined as of the initial payment date, must consent to such election if the survivor benefits payable as of the Benefit Starting Date are less than the survivor benefits payable under a Qualified Joint and Survivor Annuity as of the initial payment date.
Section 6.3    Survivor Benefits.
(a)    Qualified Pre-Retirement Survivor Annuity for Married Participants. If a Participant who is Vested dies prior to his or her Benefit Starting Date with regard to his or her Accrued Benefit under a Component Plan and has a Spouse at the time of such death, then the Participant’s Spouse shall receive a Qualified Pre-Retirement Survivor Annuity (or, to the extent available under the Participant’s applicable Component Plan and elected by the Spouse, an alternative Pre-Retirement Survivor Annuity with respect to such Accrued Benefit). Subject to the terms of a Participant’s applicable Component Plan, payments of such benefit to the surviving Spouse may commence as early as (1) in the case of a Participant who had attained the requisite Early Retirement Service, the first day of the month following the later of (A) the Participant’s death, and (B) the date the Participant would have attained Early Retirement Age had he or she not died, or (2) in the case of a Participant who had not attained the requisite Early Retirement Service, the first day of the month following the date that would have been the Participant’s Normal Retirement Date had he or she not died (or, if so provided in a Participant’s applicable Component Plan, on the date that would have been the Participant’s Normal Retirement Date had he or she not died). The surviving Spouse shall designate his or her Benefit Starting Date by written notice to the Administrator at the time and in the manner prescribed by the Administrator for such purpose; provided, however, that such surviving Spouse’s Benefit Starting Date can be no later than the Participant’s Normal Retirement Date or, if the Participant was in the employ of the Company or an Affiliate after such date and at the time of his or her death, then such surviving Spouse’s Benefit Starting Date shall be the first day of the first month following the date of the Participant’s death. Benefits commencing as of a Benefit Starting Date which is after the earliest date such surviving Spouse could have commenced such Spouse’s benefit will be the Actuarial Equivalent of the benefits to which the surviving Spouse would have been entitled if benefits had commenced at such Spouse’s earliest payment date unless otherwise set forth in an applicable Component Plan.

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(b)    Additional Survivor Benefits. A Participant’s Spouse or other Beneficiary shall be entitled to any additional survivor benefits set forth in the Participant’s applicable Component Plan to the extent he or she qualifies for such benefit.
Section 6.4    Payment of Small Benefits in a Single Sum and Deemed Distributions.
(a)    Payment of Small Benefits. If a Participant terminates employment for any reason and the lump sum present value of his or her vested Accrued Benefit does not exceed $5,000 (or such lesser amount specified in any of the Participant’s applicable Component Plans), then such vested portion shall be distributed in a single lump sum payment to the Participant as soon as administratively practicable (and the nonvested portion shall be treated as a forfeiture); provided, however, that if the lump sum present value of such Participant’s Accrued Benefit exceeds $1,000 and the Participant does not provide directions otherwise, then, in lieu of a distribution to such Participant, the Trustee shall pay the distribution in a direct rollover to an individual retirement plan designated by the Administrator (an “automatic rollover”). The payment of small benefits in accordance with this paragraph shall be in satisfaction of all benefits to which the Participant or his or her Spouse, Beneficiary or Alternate Payee, as the case may be, is entitled under the Plan. The lump sum present value may be calculated on a periodic basis to determine whether it meets the criteria of payment pursuant to this Section.
(b)    Deemed Distribution. If a Participant has not, as of the date he or she Terminates Employment, met the Vesting Requirement, then, as of the date of his or her Termination of Employment, such Participant shall be deemed to have received a distribution of the unvested portion of his or her Accrued Benefit. The amount of the deemed distribution shall be zero. Following this deemed distribution, the Participant’s remaining Accrued Benefit shall be only those benefits in which he or she is 100% Vested.
Section 6.5    Direct Transfer Option. In the case of a distribution that is an “eligible rollover distribution” within the meaning of section 402(c)(4) of the Code, a “distributee” (as defined below) may elect that all or a portion of such distribution to which such distributee is entitled shall be directly transferred as a rollover contribution from the Plan to (a) an individual retirement account described in section 408(a) of the Code, (b) an individual retirement annuity described in section 408(b) of the Code, (c) an annuity plan described in section 403(a) of the Code, (d) an eligible deferred compensation plan described in section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from this Plan, (e) an annuity contract described in section 403(b) of the Code or (f) another plan qualified under section 401(a) of the Code (the terms of which permit the acceptance of rollover distributions). Notwithstanding the foregoing sentence, in the case of an eligible rollover distribution that includes any non-taxable distributions, a distributee may elect to transfer the nontaxable portion of such eligible rollover distribution only (x) by a direct trustee-to-trustee transfer to a qualified trust or an annuity contract described in section 403(b) of the Code if such trust or contract provides for separate accounting for amounts so transferred (and earnings thereon), including separately account for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible or (y) to an individual retirement account or annuity described in section 408(a) or (b) of the Code.

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A distributee may make a direct rollover distribution to a Roth individual retirement account described in section 408A(e) of the Code.
For purposes of this Section, the term “distributee” shall mean the Participant, the Participant’s surviving Spouse and the Participant’s Spouse or former spouse who is the Alternate Payee. The term “distributee” shall also include the non-Spouse Beneficiary of a Participant; provided, however, that a surviving non-Spouse Beneficiary may elect to roll over all or any portion of a distribution to which he or she is entitled under the Plan that is an “eligible rollover distribution” only to an individual retirement account or annuity and only if (a) such transfer is a direct trustee-to-trustee transfer and (b) such account or annuity has been established for the purpose of receiving such distribution on behalf of the surviving non-Spouse Beneficiary (such account or annuity so established shall be treated as an inherited account or annuity within the meaning of section 408(d)(3)(C) of the Code and shall be subject to the requirements of section 401(a)(9)(B) of the Code).
Section 6.6    Additional Distribution Rules Imposed by the Code.
(a)    Compliance with Section 401(a)(14) of the Code. Notwithstanding anything in the Plan to the contrary, except as otherwise permitted by section 401(a)(14) of the Code, the distribution of benefits under the Plan shall begin no later than 60 days after the close of the Plan Year in which occurs the latest of (i) the Participant’s Normal Retirement Age, (ii) the tenth anniversary of the date on which the Participant first became a Participant, or (iii) the date of the Participant’s Termination of Employment. Notwithstanding the preceding sentence, (x) a Participant may elect to delay distribution of his or her benefits pursuant to the applicable election provisions of the Plan and (y) the Administrator may require that the Participant file a claim for benefits in accordance with Section 6.2 of the Base Document (relating to election and notice procedures) before the commencement of benefit payments and a failure to so do shall be deemed an election to delay distribution and defer payment to the maximum extent permitted under the Plan and applicable law.
(b)    Compliance with Section 401(a)(9) of the Code. Notwithstanding anything in the Plan to the contrary, the distribution of benefits under the Plan shall be made in accordance with the provisions of section 401(a)(9) of the Code as set forth in Appendix A to the Base Document.
ARTICLE VII
LIMITATIONS ON BENEFITS
Section 7.1    Maximum Annual Benefits.
(a)    The provisions of this Section shall be effective for any limitation year solely to the extent required by the Code or Regulations for such year.
(b)    Notwithstanding any other provision of the Plan to the contrary, the amount of the Participant’s annual benefit (as defined below) accrued, distributable or payable at any time under the Plan shall be limited to an amount such that such annual benefit and the aggregate annual benefit of the Participant under all other defined benefit plans maintained by the Employer or any other Affiliate does not exceed the lesser of:

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(i)    $230,000 (as increased to reflect the cost of living adjustments provided under section 415(d) of the Code), if the Participant has fewer than ten (10) years of participation in the Plan, such amount shall be multiplied by a fraction (not exceeding 1 and not less than 1/10th), the numerator of which is the Participant’s years of participation (within the meaning of Treasury Regulation section 1.415(b)-1(g)(1)(ii)) and the denominator of which is ten (10); or
(ii)    an amount equal to 100% of the Participant’s average compensation for the three consecutive calendar years in which his or her compensation was highest (as determined in accordance with Treasury Regulation section 1.415(b)-1(a)(5)) and which are included in his or her years of service (within the meaning of Treasury Regulation section 1.415(b)-1(g)(2)(ii)) with the Employers, if the Participant has completed fewer than ten (10) years of service, such amount shall be multiplied by a fraction (not exceeding 1 and not less than 1/10th), the numerator of which is the Participant’s years of service and the denominator of which is ten (10).
The dollar amount set forth in clause (i) of the preceding paragraph shall be actuarially reduced in accordance with Treasury Regulation section 1.415(b)-1(d) if the Participant’s Benefit Starting Date occurs prior to the Participant’s attainment of age 62. If the Participant’s Benefit Starting Date occurs after the Participant attains age 65, such dollar amount shall be actuarially increased in accordance with Treasury Regulation section 1.415(b)-1(e).
If the annual benefit is payable in a form other than a Single Life Annuity, the annual benefit shall be adjusted to be the actuarial equivalent of a Single Life Annuity using the assumptions of the following sentences, provided, however, that no adjustment shall be required for survivor benefits payable to a surviving Spouse under a Qualified Joint and Survivor Annuity to the extent such benefits would not be payable if the Participant’s annual benefit were paid in another form.
For any form of benefit subject to section 417(e)(3) of the Code, a Participant’s annual benefit shall be the greatest of (i) the amount computed using the interest rate and mortality table specified in the Participant’s applicable Component Plan, (ii) the amount computed using an interest rate assumption of 5.5% and the mortality table specified in the Participant’s applicable Component Plan, and (iii) the amount computed using the applicable interest rate under Treasury Regulation section 1.417(e)-1(d)(3) and the mortality table specified in the Participant’s applicable Component Plan, divided by 1.05. For any form of benefit not subject to section 417(e)(3) of the Code, a Participant’s annual benefit shall be determined in accordance with Treasury Regulation section 1.415(b)-1(c).
Notwithstanding the foregoing provisions of this Section, the limitation set forth herein shall not apply to a Participant who has not at any time participated in a defined contribution plan maintained by any Employer and whose annual benefit under the Plan does not exceed ten thousand dollars ($10,000) multiplied by a fraction (not exceeding 1 and not less than 1/10th) the numerator of which is the Participant’s years of service

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(within the meaning of Treasury Regulation section 1.415(b)-l(g)(2)(ii)) and the denominator of which is ten (10).
(c)    Definitions. For purposes of this Section, the term “compensation” shall have the meaning set forth in section 415(c)(3) of the Code and the applicable Regulations (and not in excess of the amount prescribed by section 401(a)(17) of the Code), the term “defined contribution plan” shall have the meaning set forth in Treasury Regulation section 1.415(c)-l(a)(2), the term “defined benefit plan” shall have the meaning set forth in Treasury Regulation section 1.415(b)- l(a)(2), the term “limitation year” means the calendar year, the term “annual benefit” shall mean, under the Plan, the Participant’s Accrued Benefit payable annually in the form of a straight life annuity, as determined in, and in accordance with, Treasury Regulation section 1.415(b)-1(b) and, under any other defined benefit plan maintained by the Employer and any Affiliate, the individual’s benefit as determined pursuant to the provisions of section 415 of the Code and the Regulations thereunder, and the term “Employer” shall include the Employers and all corporations and entities required to be aggregated with any of the Employers pursuant to sections 414(b) and (c) of the Code as modified by section 415(h) of the Code. Section 415 of the Code and the Regulations thereunder are hereby incorporated by reference.
Section 7.2    Restrictions on Benefits.
(a)    The annual Plan payments to a Participant in the Restricted Group (as defined below) for any Plan Year may not exceed an amount equal to the annual payments that would be made to or on behalf of the Participant under:
(i)    a Single Life Annuity that is equal to the Participant’s Accrued Benefit and any other Benefits (as defined below) to which the Participant is entitled under the Plan (disregarding any Social Security supplement within the meaning of section 1.411(a)-7(c)(4)(ii) of the Treasury Regulations); plus
(ii)    the amount of any payment to which the Participant is entitled as a Social Security supplement under the Plan.
(b)    Application of Restriction. The restriction set forth in paragraph (a) of this Section shall not apply to any payment if any of the following conditions is satisfied at the date as of which the payment is to be made:
(i)    after reduction to reflect the present value of all Benefits payable to or on behalf of the Participant under the Plan, the value of the Plan’s assets would equal or exceed 110% of the value of the Plan’s current liability, as defined in section 412(l)(7) of the Code;
(ii)    the present value of the Benefits payable to or on behalf of the Participant under the Plan is less than 1% of the value of the Plan’s current liabilities, as defined in section 412(l)(7) of the Code; or
(iii)    the present value of the Benefits payable to or on behalf of the Participant under the Plan does not exceed five thousand dollars

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($5,000) (or such greater amount as may be set forth in section 411(a)(11)(A) of the Code).
(c)    Plan Termination Rule. In the event of termination of the Plan, the Benefit of any Participant in the Restricted Group shall be limited to a Benefit that is nondiscriminatory under section 401(a)(4) of the Code.
(d)    Definitions. For purposes of this Section:
(i)    “Restricted Group” consists of the highly compensated employees and highly compensated former employees (within the meaning of section 414(q) of the Code) of any Employer and its Affiliates, but the total number in the Restricted Group for any calendar year shall be limited to 25 and shall consist of those highly compensated active and highly compensated former employees with the greatest compensation in the current or any prior year for which compensation information is available.
(ii)    The term “Benefit” includes, without limitation, any periodic income from the Plan, any withdrawal values payable to a living employee under the Plan, any Plan loans in excess of the amounts set forth in section 72(p)(2)(A) of the Code and any Plan death benefits not provided for by insurance on the employee’s or former employee’s life.
(iii)    The “current liability” of the Plan as of any date may be based on the current liability reported on Schedule B of the Plan’s most recent, timely-filed Form 5500. For purposes of this Section, the value of the Plan’s assets shall be determined on the same date as of which the current liability is determined.
(e)    Effective Date. The restrictions set forth in this Section shall cease to be in effect when (i) a condition set forth in subparagraph (b)(i), (b)(ii) or (b)(iii) above is satisfied, (ii) the Participant is not in the Restricted Group, (iii) the Plan is terminated and the Benefit received by the Participant is nondiscriminatory or (iv) such restrictions are not required to be applied to such payment under the Code or Regulations.
Section 7.3    Benefit Restrictions as a Result of Funding. Notwithstanding any provision of the Plan to the contrary, the following benefit restrictions shall apply if the Plan’s adjusted funding target attainment percentage is at or below the following levels.
(a)    Limitations Applicable if the Plan’s Adjusted Funding Target Attainment Percentage is Less Than 80%, but Not Less Than 60%. If the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 80% (or would be less than 80% to the extent described in subparagraph (a)(ii) below) but is not less than 60%, then the limitations set forth in this paragraph (a) apply.
(i)    50% Limitation on Single Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a lump sum distribution or other optional form of

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distribution that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of:
(1)    50% of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment; or
(2)    100% of the Pension Benefit Guaranty Corporation maximum benefit guarantee amount (as defined in Treasury Regulation section 1.436-1(d)(3)(iii)(C)).
The limitation set forth in this subparagraph (a)(i) does not apply to any payment of a benefit which under section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant. If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a Participant or Beneficiary as of the annuity starting date because of the application of the requirements of this subparagraph (a)(i), the Participant or Beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in Treasury Regulation section 1.436-1(d)(3)(iii)(D)). The Participant or Beneficiary may also elect any other optional form of benefit otherwise available under the Plan at that annuity starting date that would satisfy the 50% limitation described in subparagraph (a)(i)(A) above or the Pension Benefit Guaranty Corporation maximum benefit guarantee amount described in subparagraph (a)(i)(B) above, or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the Plan.
(ii)    Plan Amendments Increasing Liability for Benefits. No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become non-forfeitable shall take effect in a Plan Year if the adjusted funding target attainment percentage for the Plan Year is:
(1)    Less than 80%; or
(2)    80% or more, but would be less than 80% if the benefits attributable to the amendment were taken into account in determining the adjusted funding target attainment percentage.
The limitation set forth in this subparagraph (a)(ii) does not apply to any amendment to the Plan that provides a benefit increase under a Plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Participants covered by the amendment.

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(b)    Limitations Applicable if the Plan’s Adjusted Funding Target Attainment Percentage is Less Than 60%. If the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 60% (or would be less than 60% to the extent described in subparagraph (b)(ii) below), then the limitations in this paragraph (b) apply.
(i)    Single Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. The limitation set forth in this subparagraph (b)(i) does not apply to any payment of a benefit which under section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.
(ii)    Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to Be Paid. An unpredictable contingent event benefit with respect to an unpredictable contingent event occurring during a Plan Year shall not be paid if the adjusted funding target attainment percentage for the Plan Year is:
(1)    Less than 60%; or
(2)    60% or more, but would be less than 0% if the adjusted funding target attainment percentage were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the Plan Year is 100%.
(iii)    Benefit Accruals Frozen. Benefit accruals under the Plan shall cease as of the applicable section 436 measurement date. In addition, if the Plan is required to cease benefit accruals under this subparagraph (b)(iii), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.
(c)    Limitations Applicable if the Plan Sponsor is in Bankruptcy. Notwithstanding any other provisions of the Plan, a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date that occurs during any period in which the Plan sponsor is a debtor in a case under title 11, United States Code, or similar federal or state law, except for payments made within a Plan Year with an annuity starting date that occurs on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100%. In addition, during such period in which the Plan sponsor is a debtor in a case under title 11, United States Code, or similar federal or state law, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer

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that is a prohibited payment, except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100%. The limitation set forth in this paragraph (c) does not apply to any payment of a benefit which under section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.
(d)    Provisions Applicable After Limitations Cease to Apply.
(i)    Resumption of Prohibited Payments. If a limitation on prohibited payments under subparagraph (a)(i), (b)(i), or (c) of this Section applied to the Plan as of a section 436 measurement date, but that limit no longer applies to the Plan as of a later section 436 measurement date, then that limitation does not apply to benefits with annuity starting dates that are on or after that later section 436 measurement date.
(ii)    Resumption of Benefit Accruals. If a limitation on benefit accruals under subparagraph (b)(iii) of this Section applied to the Plan as of a section 436 measurement date, but that limitation no longer applies to the Plan as of a later section 436 measurement date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later section 436 measurement date, except as otherwise provided under the Plan. The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor Regulation section 2530.204-2(c) and (d).
(iii)    Shutdown and Other Unpredictable Contingent Event Benefits. If an unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitation of subparagraph (b)(ii) of this Section, but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of Treasury Regulation section 1.436-1(g)(5)(ii)(B)), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to subparagraph (b)(ii) of this Section). If the unpredictable contingent event benefit does not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit.
(iv)    Treatment of Plan Amendments That Do Not Take Effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of subparagraph (a)(ii) or (b)(iii) of this Section, but is permitted to take effect later in the

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same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of Treasury Regulation section 1.436-1(g)(5)(ii)(C)), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.
(e)    Notice Requirement. Written notice to Participants and Beneficiaries shall be provided within 30 days, in accordance with section 101(j) of ERISA, if the Plan becomes subject to a limitation described in subparagraph (a)(i), (b), or (c) of this Section.
(f)    Methods to Avoid or Terminate Benefit Limitations. Application of one or more of the benefit limitations set forth in paragraphs (a), (b) and (c) of this Section for a Plan Year may be avoided or terminated through the use of employer contributions, by increasing the amount of Plan assets which are taken into account in determining the adjusted funding target attainment percentage and by other methods in accordance with sections 436(b)(2), (c)(2), (e)(2) and (f) of the Code and Treasury Regulation section 1.436-l(f).
(g)    Plan Operations for Periods Prior to and After Certification of Plan’s Adjusted Funding Target Attainment Percentage.
(i)    In General. For any period during which a presumption under section 436(h) of the Code and Treasury Regulation section 1.436-l(h) applies to the Plan, the limitations under paragraphs (a) through (c) of this Section are applied to the Plan as if the adjusted funding target attainment percentage for the Plan Year were the presumed adjusted funding target attainment percentage determined under the rules of section 436(h) of the Code and Treasury Regulation section 1.436-l(h)(l), (2), or (3). These presumptions are set forth in subparagraphs (g)(ii) though (g)(iv) below.
(ii)    Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under paragraph (a), (b) or (c) of this Section applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date subparagraph (g)(iii) or (g)(iv) below applies to the Plan:
(1)    The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the adjusted funding target attainment percentage in effect on the last day of the preceding Plan Year; and

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(2)    The first day of the current Plan Year is a section 436 measurement date.
(iii)    Presumption of Underfunding Beginning First Day of Fourth Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the fourth month of the Plan Year and the Plan’s adjusted funding target attainment percentage for the preceding Plan Year was either at least 60% but less than 70% or at least 80% but less than 90%, or is described in Treasury Regulation section 1.436-l(h)(2)(ii), then, commencing on the first day of the fourth month of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date subparagraph (g)(iv) below applies to the Plan:
(1)    The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the Plan’s adjusted funding target attainment percentage for the preceding Plan Year reduced by ten percentage points; and
(2)    The first day of the fourth month of the current Plan Year is a section 436 measurement date.
(iv)    Presumption of Underfunding on and After First Day of 10th Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan’s enrolled actuary has issued a range certification for the Plan Year pursuant to Treasury Regulation section 1.436-l(h)(4)(ii) but has not issued a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year), then, commencing on the first day of the 10th month of the current Plan Year and continuing through the end of the Plan Year:
(1)    The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be less than 60%; and
(2)    The first day of the 10th month of the current Plan Year is a section 436 measurement date.
(h)    Plan Termination and Other Special Rules.
(i)    Plan Termination. The limitations on prohibited payments in subparagraphs (a)(i), (b)(i), and (c) of this Section do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this Section do not cease to apply as a result of termination of the Plan.

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(ii)    Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability. During any period in which none of the presumptions under paragraph (g) of this Section apply to the Plan and the Plan’s enrolled actuary has not yet issued a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year, the limitations under subparagraphs (a)(ii) and (b)(ii) of this Section shall be based on the “inclusive presumed adjusted funding target attainment percentage” for the Plan, as such term is described in, and calculated in accordance with the rules of, Treasury Regulation section 1.436-1(g)(2)(iii).
(iii)    Payments Under Social Security Leveling Options. For purposes of determining whether the limitations under subparagraph (a)(i) or (b)(i) of this Section apply to payments under a social security leveling option, within the meaning of section 436(j)(4)(C)(i) of the Code, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under section 436(j)(3) of the Code and any Treasury Regulations or other published guidance thereunder issued by the Internal Revenue Service.
(iv)    Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under subparagraph (b)(iii) of this Section applies to the Plan, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under section 436(j)(3) of the Code (except as provided under section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).
(v)    Interpretation of Provisions. The limitations imposed by this Section shall be interpreted and administered in accordance with section 436 of the Code and Treasury Regulation section 1.436-1.
(i)    Definitions. The definitions in the following Treasury Regulations apply for purposes of this Section: section 1.436-1(j)(1) defining adjusted funding target attainment percentage; section 1.436-1(j)(2) defining annuity starting date; section 1.436-1(j)(6) defining prohibited payment; section 1.436-l(j)(8) defining section 436 measurement date; and section 1.436-l(j)(9) defining an unpredictable contingent event and an unpredictable contingent event benefit.
ARTICLE VIII
TRUST
All contributions under the Plan shall be paid to the Trustee. The Trustee shall hold all monies and other property received by it and invest and reinvest the same, together with the income therefrom, on behalf of the Participants collectively in accordance with the provisions of the Trust Agreement. All benefits under the Plan shall be distributed solely from the Trust and the Employers shall have no liability therefor.

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ARTICLE IX
CONTRIBUTIONS
Section 9.1    Employer Contributions. The Employers intend to contribute such amounts which, in the aggregate over a period of time, shall be sufficient to finance the benefits provided by the Plan. All contributions made by the Employers are conditioned upon the deductibility of the contribution under section 404 of the Code. Any such contributions shall be in the amounts and shall be made in such manner and at such time as the Employers shall from time to time determine, and the Employers shall not be obligated to make any contribution at any time. The Administrator shall forthwith pay all Employer contributions to the Trustee, to be held and administered in trust pursuant to the terms of the Trust Agreement and this Plan.
Section 9.2    Limitation on and Return of Employer Contributions. The contributions of an Employer for any Plan Year shall not exceed the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes for the taxable year of such Employer that begins or ends with or within such Plan Year. Any contribution made by an Employer by reason of a good faith mistake of fact, or the portion of any contribution made by an Employer which exceeds the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes, shall be returned by the Trustee to the Employer. The Employer’s request and return of any such contribution must be made within one year after such contribution was mistakenly made or after the deduction of such excess portion of such contribution was disallowed, as the case may be. The amount to be returned to the Employer pursuant to this Section shall be the excess of (a) the amount contributed over (b) the amount that would have been contributed had there not been a mistake of fact or a mistake in determining the maximum allowable deduction.
Section 9.3    Employee Contributions. A Participant shall make contributions to the Plan to the extent so provided in his or her applicable Component Plan.
ARTICLE X
SPECIAL PARTICIPATION AND DISTRIBUTION RULES
Section 10.1    Reemployment After Termination of Employment.
(a)    Employees Who Have Not Commenced Receipt of Benefits. A Participant who is reemployed by the Company or an Affiliate and whose Benefit Starting Date has not occurred may not commence benefits under the Plan during his period of reemployment except as permitted under his or her applicable Component Plan. Upon such Participant’s subsequent Termination of Employment, his or her Accrued Benefit as determined under the applicable Component Plan shall be determined based on his or her total service recognized for purposes of such applicable Component Plan unless such service is disregarded under such applicable Component Plan.
(b)    Employees Who Have Commenced Receipt of Benefits. The benefit payments of a Participant who is reemployed as an Employee by the Company or an Affiliate after his or her Benefit Starting Date has occurred shall be suspended as of the first day of the month following the month in which he or she returns to work unless (1) the Participant’s applicable Component Plan provides otherwise, (2) as of the first date of such reemployment, the Participant had attained Normal Retirement Age, (3) such

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Participant is reemployed other than as a full-time employee, as reflected in the personnel records of the applicable Employer or (4) another exception applies under a duly adopted Company policy relating to reemployment. Other terms relating to the suspension of benefit payments upon reemployment and the adjustment (if any) of a Participant’s Accrued Benefit upon subsequent Termination of Employment are set forth in the applicable Component Plan.
Section 10.2    Leased Employees. An individual who performed services as a Leased Employee of an Employer or an Affiliate shall be treated as an Employee for purposes of satisfying the requirements of section 414(n)(3) of the Code; provided, however, that a Leased Employee shall not become a Participant unless he or she is an Employee without regard to this sentence, and he or she satisfies the participation requirements of Article II of this Base Document. In addition, any contributions or benefits provided under another plan to such Leased Employee by his or her leasing organization with respect to such services shall be treated as provided under this Plan and shall be taken into account under Section 7.1 of the Base Document (relating to maximum benefits) to the extent required under Treasury Regulation section 1.415(a)-1(f)(3). This Section shall not apply to any period of service during which such a Leased Employee was covered by a plan described in section 414(n)(5) of the Code.
Section 10.3    Qualified Military Service. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service with respect to qualified military service (as defined in section 414(u) of the Code) shall be provided in accordance with section 414(u) of the Code. In the case of a Participant who dies while performing qualified military service, the Beneficiaries of such Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service), if any, provided under the Plan had the Participant resumed employment with an Employer and then terminated such employment on account of such Participant’s death.
ARTICLE XI
PLAN ADMINISTRATION AND CLAIMS PROCEDURES
Section 11.1    Plan Administration. The responsibility for administering the Plan shall be placed in the Administrative Committee, except for those responsibilities relating to the management of assets which shall be placed in the Investment Committee.
(a)    Duties, Responsibilities and Rights of the Administrative Committee. The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed with the Administrative Committee, which, in its capacity as Administrator shall have the following duties, responsibilities and rights:
(i)    The Administrator shall have all powers and authority as may be necessary, advisable, desirable, or convenient to enable the Administrator to carry out its duties under the Plan, except those powers that are specifically vested in the Trustee.
(ii)    The Administrator shall have the duty and discretionary authority to interpret and construe this Plan in regard to all questions of eligibility, the status and rights of Participants, Beneficiaries and other persons under this Plan, and the manner, time, and amount of payment of any distributions under this Plan. The determination of

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the Administrator with respect to an Employee’s years of service, the amount of the Employee’s compensation, and any other matter affecting payments under the Plan shall be final and binding. Benefits are payable under the Plan only if the Administrator, in its sole discretion, determines the benefits are payable under the provisions of the Plan.
(iii)    Each Employer shall, from time to time, upon request of the Administrator, furnish to the Administrator such data and information as the Administrator shall require in the performance of his or her duties. In administering the Plan, the Administrator may conclusively rely upon the Employer’s payroll and personnel records maintained in the ordinary course of business.
(iv)    The Administrator shall direct the Trustee to make payments of amounts to be distributed from the Trust Fund.
(v)    The Administrator may require a Participant or Beneficiary to complete and file certain applications or forms approved by the Administrator and to furnish such information requested by the Administrator. The Administrator and the Plan may rely upon all such information so furnished to the Administrator.
Any action by the Administrator shall be final, conclusive, and binding on all individuals affected thereby. The Administrator may take any such action in such manner and to such extent as the Administrator, in its sole discretion, may deem expedient. All administrative decisions made by the Administrator and any interpretation of the Plan documents shall be given full deference by any court of law.
(b)    Duties, Responsibilities and Rights of the Investment Committee. The responsibility for the management of the assets of the Plan shall be placed in the Investment Committee, which shall have the following duties, responsibilities and rights:
(i)    The Investment Committee may provide direction to the Trustee, including with respect to the investment of Plan assets and the establishment of investment criteria.
(ii)    The Investment Committee may appoint and provide for use of investment advisors and investment managers.
(iii)    In discharging its responsibility, the Investment Committee shall evaluate and monitor the investment performance of the Trustee, as well as any investment advisor and investment manager.
(c)    Status. Members of each of the Administrative Committee and the Investment Committee may, but need not, be an Employee, Trustee, or officer of an Employer and such status shall not disqualify such person from taking any action hereunder or render such person accountable for any distribution or other material advantage received by him or her under this Plan, provided that no such member who is a Participant shall take part in any action of such committee on any matter involving solely his or her rights under this Plan.
(d)    Allocation of Responsibilities. Each of the Administrative Committee and the Investment Committee may allocate its responsibilities and may designate any person, persons, partnership or corporation to carry out any of such responsibilities with respect

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to the Plan. Any such individual, committee or organization shall retain the delegated responsibilities until such allocation or designation is revoked, which revocation may be without cause and without advance notice. Neither the Administrative Committee nor the Investment Committee shall be liable for any act or omission of such fiduciary in carrying out such responsibility, except as may be otherwise provided in ERISA.
(e)    General Governance. Each of the Administrative Committee and the Investment Committee may adopt such rules and regulations with respect to the Plan as it deems desirable for the conduct of its affairs, provided that any such rules and procedures shall be consistent with the provisions of the Plan. Each of the Administrative Committee and the Investment Committee may act at a meeting, or by writing without a meeting, by the vote or written assent of a majority of its members.
(f)    Named Fiduciaries. Each of the Administrative Committee and the Investment Committee are designated as “named fiduciaries” of the Plan within the meaning of section 402(a) of ERISA, but only to the extent of their respective duties to the Plan that are fiduciary acts.
(g)    Indemnification. The Employers hereby jointly and severally indemnify the Administrator, the Administrative Committee, the Investment Committee, the Board, and the directors, officers and Employees of the Employers and each of them, from the effects and consequences of their acts, omissions and conduct in their official capacity with respect to the Plan (including but not limited to judgments, attorney fees and costs with respect to any and all related claims, subject to the Company’s notice of and right to direct any litigation, select any counsel or advisor, and approve any settlement), except to the extent that such effects and consequences result from their own willful misconduct. The foregoing indemnification shall be in addition to (and secondary to) such other rights such persons may enjoy as a matter of law or by reason of insurance coverage of any kind.
(h)    No Compensation. No member of either the Administrative Committee or the Investment Committee may receive any compensation or fee from the Plan for services as the Administrator or as a named fiduciary; provided, however, that nothing contained herein shall preclude the Plan from reimbursing the Company or any Affiliate for compensation paid to any such person if such compensation constitutes “direct expenses” for purposes of ERISA. The Employers shall reimburse the Administrator for any reasonable expenditures incurred in the discharge of their duties hereunder. An Administrator will serve without bond (except as otherwise required by federal law).
(i)    Employ of Counsel and Agents. The Administrator, the Administrative Committee and the Investment Committee may employ such counsel (who may be counsel for an Employer) and agents and may arrange for such clerical and other services as it may require in carrying out its duties under the Plan, and shall be fully protected in acting upon the advice of such counsel.
Section 11.2    Claims Procedure. The Administrative Committee shall make all determinations as to the right of any person to benefits. The Administrative Committee shall adopt procedures for the presentation of claims for benefits and for the review of the denial of such claims by the Administrative Committee. The decision of the Administrative Committee upon such review shall be final, subject to appeal rights provided by law.
Section 11.3    Limitation on Actions. Except for actions to which the statute of limitations prescribed by section 413 of ERISA applies, (a) no legal or equitable action relating to a claim under section 502 of ERISA may be commenced later than one year after the claimant receives a final decision from the Administrator in response to the

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claimant’s request for review of an adverse benefit determination and (b) no other legal or equitable action involving the Plan may be commenced later than two years after the date the person bringing the action knew, or had reason to know, of the circumstances giving rise to the action (or, for the Component Plans set forth in Supplements Four – Nineteen, January 1, 2023, if later). This provision shall not bar the Plan or its fiduciaries from recovering overpayments of benefits or other amounts incorrectly paid to any person under the Plan at any time or bringing any legal or equitable action against any party.
Section 11.4    Forum and Venue. Any legal action involving or related to the Plan, including any such action related to benefits under the Plan, eligibility, or breach of fiduciary duties, that is brought by any Employee or former Employee, Participant or former Participant, Beneficiary or other person must be brought in the United States District Court for the Middle District of Florida (Orlando Division) and no other federal or state court.
Section 11.5    Legal Fees. Any legal action involving or related to the Plan that is brought by any Employee or former Employee, Participant or former Participant, Spouse or other Beneficiary, or other person must be brought in the United States District Court for the Middle District of Florida and no other federal or state court. Any award of legal fees in connection with an action involving the Plan shall be calculated pursuant to a method that results in the lowest amount of fees being paid, which amount shall be no more than the amount that is reasonable. In no event shall legal fees be awarded for work related to (a) administrative proceedings under the Plan, (b) unsuccessful claims brought by a Participant or any other person, or (c) actions that are not brought under ERISA. In calculating any award of legal fees, there shall be no enhancement for the risk of contingency, nonpayment or any other risk, nor shall there be applied a contingency multiplier or any other multiplier. In any action brought by a Participant or any other person against the Plan, the Administrator, the Administrative Committee, the Investment Committee, any Plan fiduciary, the Company, any Employer, or their respective affiliates or their or their affiliates’ respective officers, directors, trustees, employees or agents (collectively, “Plan Parties”), legal fees of the Plan Parties in connection with such action shall be paid by the Participant or other person bringing the action, unless the court specifically finds that there was a reasonable basis for the action.
Section 11.6    Failure to Exhaust Administrative Remedies. No legal action for a benefit or other matter that was or could have been included in a claim under the Plan’s claims procedure, including without limitation any lawsuit, may be brought by a claimant who has not timely filed a claim and an appeal for such benefit or other matter and otherwise exhausted all administrative remedies under the Plan.
Section 11.7    Procedures Regarding Qualified Domestic Relations Orders.
(a)    Generally. If the Plan receives any order that may be a Qualified Domestic Relations Order, the Administrator shall: (i) promptly notify the Participant and any prospective Alternate Payee of the receipt of such order and the procedures under the Plan for determining whether such order is a Qualified Domestic Relations Order; and (ii) within a reasonable period after receipt of such order, and in accordance with Regulations which the Secretary of Labor may prescribe, determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of such decision.

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The Administrator shall establish reasonable procedures to determine whether any order is a Qualified Domestic Relations Order and to administer the distribution of benefits with respect to such orders. The procedures shall be in writing, provide for prompt notice of such procedures to each person specified in the order as entitled to the payment of benefits, at the address specified in the order, and permit an Alternate Payee to designate a representative for receipt of copies of notices that are sent with respect to a Qualified Domestic Relations Order.
During any period of time in which the Administrator is determining whether an order is a Qualified Domestic Relations Order, a court of competent jurisdiction or the Administrator shall provide the Trustee with written direction to account separately under the Trust for the amounts, if any, which would be payable to an Alternate Payee during such period if such order is determined to be a Qualified Domestic Relations Order. If within the 18 month period beginning on the date on which the first payment would be required to be made under the order, the order (or a modification thereof) is determined to be a Qualified Domestic Relations Order, the Administrator shall direct the Trustee pay such separately accounted amounts, plus any interest thereon, to the Alternate Payee or other payee entitled to such amounts. If, within the 18 month period, the Administrator does not determine whether the order is a Qualified Domestic Relations Order or determines that the order is not a Qualified Domestic Relations Order, the Administrator shall direct the Trustee to pay such separately accounted amounts, plus any interest thereon, to the Participant or Beneficiary entitled to such amounts as if there were no order. Any determination that an order is a Qualified Domestic Relations Order after the close of the 18 month period shall have prospective application only. Notwithstanding the preceding provisions, and in accordance with such Regulations as the Secretary of the Treasury may prescribe, the Administrator, in its sole discretion, may delay payment of any amounts payable under the Plan to a Participant (i) to the end of such 18 month period, if an order is found to be defective within such 18 month period and the Administrator has notice that the parties with respect to the order are attempting to rectify the defects, or (ii) for a reasonable period of time, if the Administrator receives notice that an order that may be a Qualified Domestic Relations Order is being sought with respect to the Participant; provided, however, that for these purposes, a court stay to the Administrator during the time an appeal is pending is notice that the parties with respect to an order are attempting to cure any defects in the order, and the Administrator shall honor a restraining order prohibiting the disposition of any amounts with respect to a Participant pending resolution of a dispute with respect to an order that may be a Qualified Domestic Relations Order.
(b)    Payments Before Earliest Retirement Age Permitted. Notwithstanding any other provisions of the Plan, the Plan may make a distribution to an Alternate Payee pursuant to a Qualified Domestic Relations Order prior to the date the Participant reaches his or her earliest retirement age, as defined in section 414(p)(4)(B) of the Code.
(c)    Surviving Spouse. To the extent provided in any Qualified Domestic Relations Order, the Participant’s former Spouse shall be treated as his or her surviving Spouse under the Plan, and the Participant’s current Spouse shall not be treated as his or her Spouse for such purposes.
(d)    Death of Alternate Payee Prior to Payment of Accounts. If an Alternate Payee dies before his or her interest under a Qualified Domestic Relations Order is fully paid, such interest shall become immediately payable (i) to the Alternate Payee’s

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designated Beneficiary, or (ii) if no Beneficiary has been designated, to the executor or administrator of the estate of such deceased Alternate Payee.
Section 11.8    Actuary to be Employed. The Company or the Administrator shall engage an actuary to do such technical and advisory work as the Company or the Administrator may request, including analyses of the experience of the Plan from time to time, the preparation of actuarial tables for the making of computations thereunder, and the submission to the Company or the Administrator of an annual actuarial report, which report shall contain information showing the financial condition of the Plan, a statement of the contributions to be made by the Employers for the ensuing year, and such other information as may be requested by the Company or the Administrator.
Section 11.9    Funding Policy. The Company shall establish a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA and shall communicate such policy and method, and any changes in such policy or method, to the Trustee.
Section 11.10    Notices to Participants, Etc. All written notices, reports and statements given, made, delivered or transmitted to a Participant or Beneficiary or any other person entitled to or claiming benefits under the Plan shall be deemed to have been duly given, made or transmitted when mailed by first class mail with postage prepaid and addressed to the Participant or Beneficiary or such other person at the address last appearing on the records of the Administrator.
Section 11.11    Responsibility to Advise Administrator of Current Address. Each Participant, Beneficiary or other person entitled to benefits under the Plan shall file with the Administrator in writing his or her complete mailing address and each change of such address. A check or communication mailed to any person at his or her address on file with the Administrator shall be deemed to have been received by such person for all purposes of the Plan, and neither the Administrator, the Employers nor the Trustee shall be obliged to search for or ascertain the location of any person. If the Administrator shall be in doubt as to whether payments are being received by the person entitled thereto, it shall, by registered mail addressed to the person concerned at his or her last address known to the Administrator, notify such person that all future benefit payments will be withheld until such person submits to the Administrator evidence of his or her continued life and his or her proper mailing address.
Section 11.12    Notices, Delivery and Receipt to Employers or Administrator. Written directions, notices and other communications from Participants or Beneficiaries or any other persons entitled to or claiming benefits under the Plan to the Employers or the Administrator shall be deemed to have been duly given, made or transmitted either when delivered to such location as shall be specified upon the form prescribed by the Administrator for the giving of such directions, notices and other communications or when mailed by first class mail with postage prepaid and addressed to the addressee at the address specified upon such forms.
Section 11.13    Responsibility to Furnish Information and Sign Documents. Each person entitled to a payment under the Plan shall furnish such information and data, including birth certificates or other evidence of age satisfactory to the Administrator, and sign such documents as may reasonably be requested by the Administrator or the Trustee in connection with the administration of the Plan.

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Section 11.14    Records. The Administrator shall keep a record of all of its proceedings, if any, and shall keep or cause to be kept all books of account, records and other data as may be necessary or advisable in their respective judgment for the administration of the Plan.
Section 11.15    Electronic Media. Notwithstanding any provision of the Plan to the contrary and for all purposes of the Plan, to the extent permitted by the Administrator and any applicable law or Regulation, the use of electronic technologies shall be deemed to satisfy any written notice, consent, delivery, signature, disclosure or recordkeeping requirement under the Plan, the Code or ERISA. Any transmittal by electronic technology shall be deemed delivered when successfully sent to the recipient, or such other time specified by the Administrator.
Section 11.16    Correction of Error; Right to Recovery. If it comes to the attention of the Administrator that an error has been made in the amount of benefits payable, or paid, to any Participant or Beneficiary under the Plan, the Administrator shall be permitted to correct such error by whatever means that the Administrator, in its sole discretion determines, including by offsetting future benefits payable to the Participant or Beneficiary or requiring repayment of benefits to the Plan, except that no adjustment need be made with respect to any Participant or Beneficiary whose benefit has been distributed in full prior to the discovery of such error. If the Trustee or Administrator determines that the amount paid to any Participant, Beneficiary or other person should not have been made under the terms of the Plan, the Trustee or Administrator may recover that incorrect payment from the person to whom it was made, or from any other appropriate party.
ARTICLE XII
PARTICIPATION BY OTHER EMPLOYERS
Section 12.1    Adoption of Plan. With the consent of the Company, any entity may become an Employer under the Plan by taking such action as shall be necessary to adopt the Plan.
Section 12.2    Withdrawal from Participation. The Company may, by written instrument, remove an entity from participation in the Plan, and thereby cause the entity to cease to be an Employer (either with respect to the Plan as a whole or one or more Component Plans). An Employer may withdraw from participation in the Plan or one or more Component Plans at any time by resolution of its board of directors, or by taking appropriate action pursuant to its bylaws or applicable law or as otherwise prescribed by the Company, and will thereby cease to be an Employer. An Employer that ceases to be an Affiliate of the Company shall be deemed to have withdrawn from participation in the Plan, and shall thereby cease to be an Employer, as of the date such Employer ceases to be an Affiliate of the Company.
Section 12.3    The Company as Agent for Employers. Each entity that becomes an Employer, by so doing shall be deemed to have appointed the Company or the Administrator, as applicable, its agent, to exercise on its behalf all of the powers and authorities hereby conferred upon the Company or such Employer by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan. The authority of the Company to act as such agent shall continue until such Employer shall withdraw from the Plan.

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ARTICLE XIII
CONTINUANCE BY A SUCCESSOR
In the event that any Employer shall be reorganized by way of reincorporation, consolidation, merger, transfer of assets or otherwise, the successor entity shall be substituted for such Employer unless action is taken to the contrary.
ARTICLE XIV
MISCELLANEOUS
Section 14.1    Expenses. All costs and expenses incurred in administering the Plan and the Trust, including the expenses of the Company and the Administrator, the fees of counsel and any agents for the Company and the Administrator, the fees and expenses of the Trustee and investment managers, the fees of counsel for the Trustee and other administrative expenses shall be paid under the direction of the Administrator from any assets in the Trust Fund (including but not limited to forfeitures) to the extent such expenses are not paid by the Employers. The Administrator, in its sole discretion, having regard to the nature of a particular expense, shall determine the portion of such expense that is to be borne by each Employer. An Employer may seek reimbursement from the Trust of any expense paid by such Employer that the Administrator determines is properly payable from the Trust.
Section 14.2    Non-Assignability.
(a)    In General. It is a condition of the Plan, and all rights of each Participant and Beneficiary shall be subject thereto, that no right or interest of any Participant or Beneficiary in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and no right or interest of any Participant or Beneficiary in the Plan shall be liable for, or subject to, any obligation or liability of such Participant or Beneficiary, including claims for alimony or the support of any Spouse, except as provided below. The Administrator, in its sole discretion, may direct the Trustee to account separately for any benefit payable pursuant to paragraphs (b) and (c) below. Any benefit payable to a Participant or Beneficiary shall be reduced by the amount of any payment made pursuant to paragraph (b) or (c) below.
(b)    Exception for Qualified Domestic Relations Orders. Notwithstanding any provision of the Plan to the contrary, if a Participant’s Accrued Benefit under the Plan, or any portion thereof, is the subject of one or more Qualified Domestic Relations Orders, such Accrued Benefit or portion thereof shall be paid to the person at the time and in the manner specified in any such order. The Administrator, in its sole discretion, shall determine whether any order constitutes a Qualified Domestic Relations Order under this paragraph (b) in accordance with Section 11.7 of the Base Document. A domestic relations order shall not fail to constitute a Qualified Domestic Relations Order under this paragraph (b) solely because of the time at which it is issued or because it is issued after or revises another domestic relations order or Qualified Domestic Relations Order.
(c)    Other Exceptions. An additional exception to the prohibition against assignability of a Participant’s benefits under the Plan shall be, to the extent permitted by law, with respect to any offset of such benefits against an amount that the Participant is

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ordered or required to pay to the Plan pursuant to a judgment in a criminal action, a civil judgment in connection with a violation of Part 4 of Subtitle B of Title I of ERISA or a settlement agreement between the Secretary of Labor and the Participant or the Pension Benefit Guaranty Corporation and the Participant in connection with a violation of Part 4 of Subtitle B of Title I of ERISA.
Section 14.3    No Contract of Employment. The Plan confers no right upon any Employee to continue in employment.
Section 14.4    Limitation of Rights. A Participant or Beneficiary shall have no right, title or claim in or to any specific asset of the Trust Fund, but shall have the right only to distributions from the Trust Fund on the terms and conditions herein provided.
Section 14.5    No Guarantee. None of the Company, the Employers, the Administrator or the Trustee in any way guarantees the Trust from loss or depreciation nor the payment of any money that may be or become due to any person from the Trust Fund.
Section 14.6    Merger or Consolidation with Another Plan. A merger or consolidation with, or transfer of assets or liabilities to, any other plan shall not be effected unless the terms of such merger, consolidation or transfer are such that each Participant or Beneficiary or other person entitled to receive benefits from the Plan would, if the Plan were to terminate immediately after the merger, consolidation or transfer, receive a benefit equal to or greater than the benefit such person would be entitled to receive if the Plan were to terminate immediately before the merger, consolidation, or transfer. Any restrictions on merger, consolidation or transfer set forth in a Component Plan shall apply only to such Component Plan and not the Plan as a whole or to any other Component Plan.
Section 14.7    Evidence of Action. Any action by an Employer pursuant to any of the provisions of the Plan shall be done and performed by a person duly authorized by its legally constituted authority, and the Administrator shall be fully protected in acting in accordance with such resolution so certified to it. All orders, requests and instructions to the Administrator by an Employer or by any duly authorized representative shall be in writing and the Administrator shall act and shall be fully protected in acting in accordance with such orders, requests and instructions.
Section 14.8    Receipt and Release. Any payments in respect of any Participant shall, to the extent thereof, be in full satisfaction of the claim of such Participant being paid thereby and the Trustee or Administrator may condition payment thereof on the delivery of a duly executed receipt and release in such form as may be determined by the Trustee or Administrator.
Section 14.9    Reliance. The Administrator shall not incur any liability in acting upon any notice, request, signed letter, telegram or other paper or document believed by the Administrator to be genuine or to be executed or sent by an authorized person.
Section 14.10    Entire Plan. This Plan document, which is comprised of the Base Document and the Supplements, and the documents incorporated by reference in the Base Document and the Supplements shall constitute the only legally governing documents for the Plan. All statements made by the Employer or Administrator shall be deemed representations and not warranties. No such statements shall void or reduce coverage

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under the Plan or be used in defense to a claim unless in writing signed by the Administrator.
Section 14.11    Gender and Plurals. Wherever used in the Plan, a word in either the masculine or feminine gender shall be inclusive of other gender identities, and, unless the context otherwise requires, words in the singular shall include the plural, and words in the plural shall include the singular.
Section 14.12    Headings. The headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered in interpreting any provision of the Plan.
Section 14.13    Applicable Law. The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Florida to the extent such laws have not been preempted by applicable federal law.
Section 14.14    Severability. If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.
Section 14.15    Plan Voluntary. Although it is intended that the Plan shall be continued and that contributions shall be made as herein provided, the Plan is entirely voluntary on the part of the Employers and the continuance of the Plan and the payment of contributions hereunder are not to be regarded as contractual obligations of the Employers.
Section 14.16    Acceptance of Plan Provisions. Each person who becomes a Participant, a Beneficiary, or an Alternate Payee, and each other person claiming any right or entitlement with respect to the Plan, shall be deemed to accept and agree to all of the provisions of the Plan and shall be bound thereby.
Section 14.17    Distributions to Minor and Disabled Persons. Any distribution under this Plan which is payable to a person who is a minor or to a person who, in the opinion of the Administrator is unable to manage his affairs by reason of illness or mental incompetency, may be made to or for the benefit of any such person in such of the following ways as the Administrator shall direct: (a) directly to any such minor person if, in the opinion of such person’s legal representative, he is able to manage his affairs; (b) to, or pursuant to the direction of, the legal representative of such person; (c) to a custodian under a Uniform Gifts to Minors Act for any such minor person; (d) directly in payment of expenses of support or maintenance of such person; or (e) as set forth in an applicable Component Plan. Neither the Administrator nor the Trustee shall be required to see to the application by any third party of any payment made to or for the benefit of a person pursuant to this Section. Any payment made in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.
Section 14.18    Missing Person. If the Administrator, in the exercise of reasonable diligence, has been unable to locate a person or persons entitled to benefits under the Plan, such person shall be considered missing for purposes of the Plan and the Administrative Committee shall perform, or cause to be performed, a reasonable search

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for such person. The Administrative Committee shall maintain a missing participant policy that describes the actions that may be reasonably undertaken to locate, and pay vested benefits under the Plan to, missing persons. Any such missing participant policy may be amended from time to time in the absolute discretion of the Administrative Committee. If, after a reasonable search, the Administrative Committee remains unable to locate a person to whom payment is due under the Plan, then the rights of such person or persons may be forfeited, subject to the provisions of an applicable Component Plan, at such time as the Administrative Committee shall determine in its sole discretion and pursuant to nondiscriminatory rules established for that purpose; provided, however, that the Plan shall reinstate and pay to such person or persons the amount of the benefits so forfeited upon a claim for such benefits made by such person or persons.
Section 14.19    Withholding Requirements. Any benefit payment made under the Plan will be subject to any applicable income tax withholding requirements.
ARTICLE XV
TOP-HEAVY PLAN REQUIREMENTS
Section 15.1    Top-Heavy Plan Determination. If as of the determination date (as defined below) for any Plan Year the aggregate present value of (a) the Accrued Benefits under the Plan and under all other defined benefit plans in the aggregate group (as defined below) and (b) the aggregate account balances under all defined contribution plans in such aggregation group, in each case with respect to all Participants in such plans who are key Employees (as defined in section 416(i) of the Code) for such Plan Year, exceeds 60% of the aggregate present value of accrued benefits and the account balances of all participants in all such plans as of the determination date, then the Plan shall be a top-heavy plan for such Plan Year and the requirements of Sections 15.3 (relating to minimum benefits for top-heavy years) and 15.4 (relating to top-heavy vesting requirements) shall be applicable for such Plan Year as of the first day thereof. If the Plan shall be a top-heavy plan for any Plan Year, such requirements shall not be applicable for such subsequent Plan Year except to the extent provided in Section 15.3 (relating to minimum benefits for top-heavy years).
Section 15.2    Definitions and Special Rules.
(a)    Definitions. For purposes of this Article, the following definitions shall apply:
(i)    “determination date” shall mean, for all plans in the aggregation group, the last day of the preceding plan year, and the valuation date applicable to a determination date shall be (A) in the case of a defined contribution plan, the date as of which account balances are determined that is coinciding with or immediately precedes the determination date, and (B) in the case of a defined benefit plan, the date as of which the most recent actuarial valuation for the plan year that includes the determination date is prepared, except that if any such plan specifies a different determination or valuation date, such different date shall be used with respect to such plan.
(ii)    “aggregation group” shall consist of (A) each plan of an Employer in which a key Employee is a participant, (B) each other plan that

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enables such a plan to be qualified under section 401(a) of the Code, and (C) any other plans of an Employer that the Company designates as part of the aggregation group.
(iii)    “key employee” shall have the meaning set forth in section 416(i) of the Code.
(iv)    “top-heavy compensation” shall have the meaning set forth in section 1.415(c)-2 of the Treasury Regulations.
(b)    Special Rules. For the purpose of determining the Accrued Benefit or account balance of a Participant, the Accrued Benefit or account balance of any person who has not been actively at work with an Employer at any time during the one-year period ending on the determination date shall not be taken into account pursuant to this Section, and any person who received a distribution from a plan (including a plan that has terminated) in the aggregation group during the one-year period ending on the determination date shall be treated as a Participant in such plan, and any such distribution shall be included in such Participant’s account balance or accrued benefit, as the case may be; provided, however, that in the case of a distribution made for a reason other than a Participant’s severance from employment, death or disability, this sentence shall be applied by substituting “five-year period” for “one-year period.”
Section 15.3    Minimum Benefit for Top-Heavy Years.
(a)    The retirement benefit to which a Participant is entitled at Normal Retirement Age under the applicable Component Plan shall in no event be less than 2% of the Participant’s highest average compensation (as defined below) multiplied by the number of the Participant’s years of service, determined as provided below, not in excess of ten. For purposes of this Section, (i) a Participant’s years of service shall mean his or her years of service but excluding any year of service completed in a Plan Year for which the Plan was not a top-heavy plan, and (ii) a Participant’s highest average compensation shall be the annual average of his or her top-heavy compensation for the period of consecutive calendar years not exceeding five during which the Participant’s top-heavy compensation was the greatest, except that calendar years after the last Plan Year for which the Plan was top-heavy shall be disregarded.
(b)    The provisions of paragraph (a) of this Section shall not apply with respect to a Participant if, for each year in which the Plan is a top-heavy plan, (i) the Eligible Employee’s Employer also maintains a defined contribution plan which is included in the aggregation group for such year, and (ii) under such plan, contributions made and forfeitures allocated to each Eligible Employee (other than key employees) equal 5% of such Participant’s top-heavy compensation for each Plan Year the Plan is top-heavy.
Section 15.4    Top-Heavy Vesting Requirements. If a Participant’s Termination of Employment shall occur during a Plan Year for which a Plan is a top-heavy plan as defined in section 416(g) of the Code and after the Participant shall have completed at least three years of service, the Participant shall be deemed to have satisfied the Vesting Requirement and shall be entitled to the retirement benefit.

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ARTICLE XVI
AMENDMENT, WITHDRAWAL AND TERMINATION
Section 16.1    Amendment. The Company reserves the right, by resolution of the Board or its delegate (including the Administrative Committee, to the extent of any such delegation), to amend the Plan with or without the consent of any other Employer at any time to take effect retroactively or otherwise, in any manner which it deems desirable; provided, however, that, unless permitted by applicable law, no such amendment which reduces the basis for the computation of a benefit under the Plan shall be retroactive as to service prior to the date of such amendment and no amendment shall retroactively increase the duties or responsibilities of the Trustee without written consent. All expenses incurred in connection with the preparation and adoption of amendments by the Administrator including to implement decisions of, directions from, or other amendments adopted by the Company in its settlor capacity, may by charged to the Plan and Trust Fund.
Section 16.2    No Reversion to an Employer. No portion of the principal or the income of the Trust Fund shall revert to or be recoverable by an Employer or ever be used for or diverted to any purpose other than for the exclusive benefit of Participants and their Beneficiaries under the Plan; provided, however, that:
(a)    if a contribution is conditioned upon the deductibility of the contribution under section 404 of the Code, then, to the extent the deduction is disallowed, the Trustee shall, upon written request of the Company, return such contribution as may be permitted by law to the Company or affected Employer, as appropriate, within one year after the date the deduction is disallowed;
(b)    if a contribution or any portion thereof is made by the Company or any Employer by a mistake of fact, the Trustee shall, upon written request of the Company, return such amounts as may be permitted by law to the Company or such Employer, as appropriate, within one year after the date of payment to the Trustee; and
(c)    if a contribution is conditioned upon the qualification of the Plan under section 401 of the Code or the exempt status of the Trust Fund under section 501 of the Code, the contribution of the Company or an Employer shall be returned by the Trustee to the Company or such Employer, as appropriate, within one year after the Commissioner of Internal Revenue failed to rule that the Plan and Trust Fund were as of such date so qualified and exempt.
Section 16.3    Withdrawal. If an Employer shall withdraw from the Plan, Participants employed by such Employer shall cease to accrue any additional benefits under the Plan as of the effective date of such withdrawal.
Section 16.4    Termination. The Company may terminate this Plan at any time with respect to all Employers by resolution adopted by the Board to that effect.
Section 16.5    Vesting and Distribution Upon Termination. Upon the termination of the Plan, or the partial termination of the Plan with respect to a group of Employees, the Accrued Benefits as of the date of termination or partial termination of Participants who are included in such group of Employees, to the extent fully funded, shall be fully vested.

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After providing for any expenses of the (complete) termination of this Plan which are to be borne by the Trust Fund, the remaining portion of the Trust Fund (the “asset value”) shall be allocated pursuant to the priority categories set forth in section 4044 of ERISA and regulations promulgated by the Pension Benefit Guaranty Corporation, to the extent such remaining portion is sufficient.
If any portion of the Trust Fund remains after the satisfaction of all liabilities of the Plan, such portion shall be transferred to a “qualified replacement plan,” as defined in section 4980 of the Code, or shall be used or applied however else the Company shall determine in its sole discretion, provided, however, that, notwithstanding the foregoing, no part of such portion shall be diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries or estates and no part of such portion shall revert to or become the property of any Employer except as remains by reason of actuarial error and subject to applicable law.
The portion of the asset value allocated to provide benefits to any person or group of persons may be applied for the benefit of such person or persons by distribution of cash, continuance of the Trust Fund, establishment of a new trust fund, purchase of annuities from an insurance company or otherwise, as determined by the Administrative Committee acting as the named fiduciary in its sole discretion. The benefit forms and time for payment of benefits shall be the same as would be provided by this Plan if this Plan had continued with respect to such persons, including any requirement that a Participant terminate employment or attain a certain age prior to the commencement of benefit payments.

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EXHIBIT A
COMPONENT PLANS AS OF DECEMBER 31, 2021

SUPPLEMENT	COMPONENT PLAN
ONE	Legacy SRP Component Plan
TWO	EDO Component Plan
THREE	CSO Component Plan
FOUR	Electrodynamics Bargained Component Plan
FIVE	CS – West I Component Plan
SIX	CS – West II Component Plan
SEVEN	CS – East RIP Component Plan
EIGHT	Integrated Systems Component Plan
NINE	Link Component Plan
TEN	L3 Corporate Component Plan
ELEVEN	Aviation Products II Component Plan
TWELVE	Brashear Component Plan
THIRTEEN	KDI Component Plan
FOURTEEN	Narda MITEQ Component Plan
FIFTEEN	Certain Divisions Ocean Systems Component Plan
SIXTEEN	Certain Divisions SeaBeam Component Plan
SEVENTEEN	Certain Divisions Space & Navigation Component Plan
EIGHTEEN	Pension Value Component Plan
NINETEEN	EDD Salaried Component Plan

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APPENDIX A
MINIMUM REQUIRED DISTRIBUTIONS
Section 1. General Rules
(a)    Requirements of Treasury Regulations Incorporated. Notwithstanding any other provision of the Plan to the contrary, all distributions of a Participant’s interest will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of section 401(a)(9)(G) of the Code and the regulations issued thereunder.
(b)    Limits on Distribution Periods. As of the first Distribution Calendar Year, distributions to a Participant, if not made in a single sum, may be made only over one of the following periods:
(1)    the life of the Participant,
(2)    the joint lives of the Participant and a Designated Beneficiary;
(3)    a period certain not extending beyond the Life Expectancy of the Participant, or
(4)    a period certain not extending beyond the joint life and last survivor expectancy of the Participant and a Designated Beneficiary.
(c)    TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.
Section 2. Time and Manner of Distributions
(a)    Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
(b)    Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(1)    If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-½, if later.
(2)    If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31, of the calendar year immediately following the calendar year in which the Participant died.
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(3)    If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(4)    If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2(b), other than Section 2(b)(1), will apply as if the surviving spouse were the Participant.
For purposes of this subsection (b) and Section 5, distributions are considered to begin on the Participant’s Required Beginning Date (or if subsection (b)(4) applies), the date distributions are required to begin to the surviving spouse under subsection (b)(1).
(c)    Forms of Distribution. Unless the Participant’s interest is distributed in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 3, 4, and 5 of this Appendix. Any part of the Participant’s interest which is in the form of an individual account described in section 414(k) of the Code will be distributed in a manner satisfying the requirements of section 401(a)(9) of the Code and the Treasury regulations that apply to individual accounts.
Section 3. Determination of Amount to be Distributed Each year
(a)    General Annuity Requirements. If the Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:
(1)    the annuity distributions will be paid in periodic payments made at intervals not longer than one year;
(2)    the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 4 or 5;
(3)    once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;
(4)    payments will either be non-increasing or increase only as follows:
(A)    by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;
(B)    to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in Section 4 dies or is no longer the Participant’s Beneficiary pursuant to a Qualified Domestic Relations Order;
(5)    to provide cash refunds of employee contributions upon the Participant’s death; or
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(6)    to pay increased benefits that result from a Plan amendment.
(b)    Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 2(b)(1) or (2)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semiannually, or annually. All of the Participant’s benefit accruals as of the last day of the first Distribution Calendar Year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.
(c)    Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first Distribution Calendar Year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.
Section 4. Requirements for Annuity Distributions That Commence During a Participant’s Lifetime
(a)    Joint Life Annuities Where the Beneficiary is not the Participant’s Spouse. If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a non-spouse Beneficiary, annuity payments to be made on or after the Participant’s Required Beginning Date to the Designated Beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Treas. Reg. § 1.401(a)(9)-6T, Q & A –2. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a non-spouse Beneficiary and a period certain annuity, the requirements in the preceding sentence will apply to annuity payments to be made to the Designated Beneficiary after the expiration of the period certain.
(b)    Period Certain Annuities. Unless the Participant’s spouse is the sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Treas. Reg. § 1.401(a)(9)-9 for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Treas. Reg. § 1.401(a)(9)-9 plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the Annuity Starting Date. If the Participant’s spouse is the Participant’s sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this Section 4(b), or the joint life and last survivor expectancy of the Participant and the Participant’s spouse as determined under the Joint and Last Survivor Table set forth in Treas. Reg. § 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the calendar year that contains the Annuity Starting Date.

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Section 5. When Participant Dies Before Date Distribution Begins
(a)    Participant Survived by Designated Beneficiary. If the Participant dies before the date distribution of his or her interest begins and there is a Designated Beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in Section 2(b)(1) or (2), over the life of the Designated Beneficiary or over a period certain not exceeding:
(1)    unless the Annuity Starting Date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or
(2)    if the Annuity Starting Date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the Annuity Starting Date.
(b)    No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(c)    Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date the distribution of his or her interest begins, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this Section 5 will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 2(b).
Section 6. Definitions
(a)    Annuity Starting Date. The first day of the first period for which an amount is paid as an annuity or any other form and as further defined in the Plan.
(b)    Designated Beneficiary. The individual who is the Designated Beneficiary under Treas. Reg. § 1.401(a)(9)-4, Q&A-1.
(c)    Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 2(b). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.
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(d)    Life Expectancy. Life expectancy as computed by use of the Single Life Table in Treas. Reg. § 1.401(a)(9)-9.
(e)    Required Beginning Date. April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70-½ and the calendar year in which the Participant retires; provided, however, that for a Participant who is a 5% owner (as such term is defined in section 416 of the Code), Required Beginning Date means April 1 of the calendar year following the calendar year in which the Participant reaches age 70-½, regardless of whether the Participant has retired.

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APPENDIX B
PURCHASE OF ANNUITY CONTRACTS
The Company, in its capacity as Plan sponsor, may identify one or more Participants and/or Beneficiaries (“Specified Participants”) for whom the Plan (or the Company on behalf of the Plan) shall purchase and distribute one or more Guaranteed Benefit Policies issued by an Insurer with respect to Transferred Plan Obligations. In such event, the committee or other person designated by the Company (the “Company Fiduciary”) shall select the annuity provider (or providers) (and serve as named fiduciary of the Plan in connection therewith) and determine the terms of the annuity policy or contract (or policies or contracts), or, in its discretion, retain an independent fiduciary to assist with or discharge all or any portion of these duties. For purposes of this Appendix B:

1.    Insurer. An “Insurer” is an insurance company or other insurance provider that is qualified to do business in a state and that is selected by the Company Fiduciary to issue a Guaranteed Benefit Policy.
2.    Guaranteed Benefit Policy. A “Guaranteed Benefit Policy” is a group and/or individual insured annuity policy or contract to the extent (i) it provides for Transferred Plan Obligations of Specified Participants that are fully guaranteed and paid by the Insurer from the Insurer’s general account and/or a separate account as permitted under the applicable insurance laws of the state of issue, (ii) it includes all protected benefits, rights, and features required under the Plan and applicable law with respect to Transferred Plan Obligations, (iii) it provides that benefit rights with respect to Transferred Plan Obligations shall be enforceable by the Specified Participants solely against the Insurer, (iv) it relieves the Plan of any further liability for Transferred Plan Obligations, and (v) it, or a certificate describing Specified Participants’ rights thereunder, is issued by the Insurer to Specified Participants.
3.    Transferred Plan Obligations. “Transferred Plan Obligations” are all or any portion, as determined by the Company in its capacity as Plan sponsor, of a Specified Participant’s accrued benefits under the Plan for which the Plan (or the Company on behalf of the Plan) shall purchase and distribute one or more Guaranteed Benefit Policies issued by an Insurer.
4.    Transfer of Liability. The Plan’s entire liability with respect to each Specified Participant’s Transferred Plan Obligation shall be transferred to the Insurer that issues the Guaranteed Benefit Policy. Thereafter, (i) the Plan shall have no further obligation to make any payment with respect to any Transferred Plan Obligation, and (ii) the Specified Participant shall look only to the Insurer (and in no event to the Plan, trust fund, Administrator, Administrative Committee, Company, any Affiliate or any predecessor or successor thereto) for any benefit under the Plan subject to a Transferred Plan Obligation.
5.    Impact on Benefit Payments. For payments to Specified Participants whose Plan benefit payments have commenced at the time the Guaranteed Benefit Policy is issued (if any), the Guaranteed Benefit Policy shall provide for benefit payments in the same form and in an amount no less than as in effect under the Plan immediately prior thereto, and such payments shall be made no later than as in effect under the Plan immediately prior thereto.
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APPENDIX X
CASH BALANCE FOR CERTAIN PARTICIPANTS
This Appendix X is applicable only with respect to a Participant in a Legacy Plan who, on January 1, 2020, was not a Highly Compensated Employee.
The portion of a Participant’s Accrued Benefit attributable to service prior to January 1, 2020 shall be determined under the applicable Legacy Plan Provisions. There shall be no increase in a Participant’s Accrued Benefit under Legacy Plan Provisions after December 31, 2019. Except as otherwise provided in this Appendix X, applicable Legacy Plan Provisions shall apply to the benefits set forth in this Appendix X.
I.    Definitions
For purposes of this Appendix X, the following terms shall be defined as set forth below.
1.    “Active Appendix X Participant” means an Appendix X Participant who has not ceased to be eligible for Pay Credits pursuant to Section II.2.
2.    “Affiliated Company” means L3Harris Technologies, Inc. and any other entity that together with L3Harris Technologies, Inc. is part of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, as defined in section 414(b), (c) or (m) of the Code.
3.    “Annuity Starting Date” means the first day of the first period for which an amount is payable as an annuity or in any other form.
4.    “Appendix X Participant” means a Participant who meets the eligibility requirements of Section II of this Appendix X.
5.    “Cash Balance Account” means the hypothetical account established for each Appendix X Participant pursuant to Section III of this Appendix X.
6.    “Compensation” means the following items of remuneration which an Appendix X Participant is paid for work or personal services performed for an Affiliated Company: (a) salary or wages, including lump sum merit increases; (b) commission paid pursuant to a sales incentive plan; (c) overtime premium, shift differential or additional compensation in lieu of overtime premium; (d) except as provided in the immediately following paragraph, compensation in lieu of vacation or paid time off; (e) any bonus or incentive compensation payable in the form of cash pursuant to an annual incentive plan, a performance reward plan, or other similar plan or award program adopted from time to time by an Affiliated Company; and (f) any differential wage payment (within the meaning of section 3401(h)(2) of the Code) paid with respect to a period during which the Participant is performing service in the uniformed services while on active duty for more than 30 days; provided, however, that Compensation also shall include any remuneration which would have been paid to the Participant for work or personal services performed for an Affiliated Company but for the Participant’s election to have his or her compensation reduced pursuant to a qualified cash or deferred arrangement described in section 401(k) of the Code, a cafeteria plan described in section 125 of the Code or an arrangement providing qualified transportation fringes described in section 132(f) of the
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Code; provided further that the remuneration described in this paragraph shall be Compensation for purposes of the Plan only if it is paid on or before the later of (i) 2 ½ months after the Participant’s severance from employment and (ii) the last day of the Plan Year during which the Participant’s severance from employment occurs (the “Timing Limitation”), except that the Timing Limitation shall not apply to payments to a Participant who does not perform services for an Affiliated Company at the time of payment by reason of military service to the extent that such payments do not exceed the amounts such Participant would have received if the Participant had continued to perform services for the Affiliated Company rather than entering military service.
Notwithstanding the foregoing, the following items also shall be excluded from “Compensation”: (1) any extraordinary compensation of a recurring or non-recurring nature, including one-time recognition awards and rewards under a referral program of an Affiliated Company; (2) any award made or amount paid pursuant to any L3Harris Technologies, Inc. equity incentive plan or any predecessor or successor thereto, including, but not limited to, performance shares, stock options, restricted stock, stock appreciation rights or other stock-based awards or dividend equivalents; (3) severance pay, separation pay, special retirement pay or parachute payments; (4) retention bonuses or completion bonuses, unless authorized by the Committee in a uniform and nondiscriminatory manner to be included in Compensation; (5) reimbursement or allowances with respect to expenses incurred in connection with employment, such as tax equalization, reimbursement for moving expenses, mileage or expense allowance or education expenses; (6) indirect compensation such as employer-paid group insurance premiums or contributions under this Plan or any other qualified employee benefit plan, other than contributions described in the immediately preceding paragraph; (7) compensation in lieu of vacation or paid time off that is paid in a lump sum at or following termination of employment, or that is accrued but unused vacation or paid time off paid in a lump sum during employment due to Affiliated Company restrictions on carryover of vacation or paid time off; or (8) payments under a nonqualified unfunded deferred compensation plan. For the avoidance of doubt, compensation which is attributable to the conversion of certain accrued vacation and paid time off to a deferred lump-sum amount, shall be considered nonqualified deferred compensation for purposes of the Plan and shall be excluded from “Compensation.”
Notwithstanding any provision herein to the contrary, the Compensation of a Participant taken into account for any purpose under the Plan shall not exceed $200,000 (as adjusted pursuant to section 401(a)(17)(B) of the Code). In addition, in the Plan Year in which an Eligible Employee becomes a Participant, only Compensation received on or after the date he or she becomes a Participant shall be taken into account under the Plan. Finally, in no event shall Compensation for purposes of this Plan include any amount that is not “compensation” within the meaning of section 415(c)(3) of the Code and Treasury Regulation section 1.415(c)-2.
7.    “Highly Compensated Employee” means a Participant who had remuneration from an Affiliated Company during calendar year 2018 in excess of $120,000, as shown on Box 5 of such Participant’s Form W-2 for 2018.
8.    “Interest Credits” means the amounts, if any, credited to an Appendix X Participant’s Cash Balance Account pursuant to Section III.3 of this Appendix X.
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9.    “IRS Interest Rate” means the interest rate prescribed under section 417(e)(3)(C) of the Code (as it reads effective on or after January 1, 2008) published by the Commissioner of Internal Revenue in the fourth calendar month immediately preceding the applicable stability period.
10.    “IRS Mortality Table” means the mortality table prescribed under section 417(e)(3)(B) of the Code (as it reads effective on and after January 1, 2008).
11.    “Legacy Plan” means the following Component Plans: CS – West II Component Plan; CS – East RIP Component Plan; Integrated Systems Component Plan; Link Component Plan; L3 Corporate Component Plan; Aviation Products II Component Plan; Narda Component Plan; Ocean Systems Component Plan; Space & Navigation Component Plan; and Electron Devices Component Plan.
12.    “Legacy Plan Provisions” means the provisions of the Legacy Plans, but not including this Appendix X.
13.    “Participant” means an individual who, on January 1, 2020, is employed by an Affiliated Company and who, on December 31, 2019, was a participant in a Legacy Plan set forth in the Legacy Plan Provisions.
14.    “Pay Credits” means the amounts, if any, credited to an Appendix X Participant’s Cash Balance Account pursuant to Section III.2 of this Appendix X.
15.    “Severance Date” means the earlier of: (i) the date an Appendix X Participant resigns, is discharged, retires from service with all Affiliated Companies or dies; or (ii) one year from the date the Appendix X Participant is continuously absent from service for any reason other than as provided in clause (i).
II.    Eligibility
1.    In General. Except as provided in Section II.2., the provisions of this Appendix X shall be applicable to each Participant who on January 1, 2020 is not a Highly Compensated Employee. A Participant who is not described in the preceding sentence on January 1, 2020 shall not at any time be eligible for the benefit described in this Appendix X. An Appendix X Participant shall not cease to be an Active Appendix X Participant merely because the Appendix X Participant becomes a highly compensated employee (as that term is defined in section 414(q) of the Code) of an Affiliated Company on or after January 1, 2020.
2.    Cessation of Eligibility for Pay Credits. An Appendix X Participant shall cease to be eligible for Pay Credits as of the Appendix X Participant’s Severance Date. An Appendix X Participant shall not again become eligible for Pay Credits if, after the Appendix X Participant’s Severance Date, he meets the conditions described in the first sentence of Section II.1. of this Appendix X.

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III.    Cash Balance Accounts
1.    Establishment of Accounts. A separate Cash Balance Account shall be established for each Appendix X Participant. Each Cash Balance Account shall have an initial balance of zero until credited with any Pay Credit as provided herein. Each such account shall be for accounting purposes only, and there shall be no segregation of assets among such accounts. A Cash Balance Account shall consist of the cumulative value of the Appendix X Participant’s Pay Credits and Interest Credits.
2.    Pay Credits. For each calendar month beginning on and after January 1, 2020, an Appendix X Participant’s Cash Balance Account shall be credited, as of the last day of each calendar month during which the Appendix X Participant is an Active Appendix X Participant, with an amount equal to 1% of Compensation received by such Appendix X Participant during such portion of such calendar month that the Appendix X Participant was an Active Appendix X Participant. If either (a) an Active Appendix X Participant ceases to be an Active Appendix X Participant on a date other than the last day of a calendar month, or (b) an Appendix X Participant’s Severance Date occurs other than on the last day of a calendar month and, in either case, if the Appendix X Participant is entitled to have an amount credited to his Cash Balance Account for such calendar month pursuant to the preceding sentence, such amount shall be credited to the Appendix X Participant’s Cash Balance Account as of the last day of the month in which occurs the Appendix X Participant’s ceasing to meet the definition of Active Appendix X Participant or the Appendix X Participant’s Severance Date. The Pay Credit described in the preceding sentence shall be based on the Appendix X Participant’s Compensation for the full pay period that contains, as applicable, (a) the date on which the Appendix X Participant ceased to be an Active Appendix X Participant, or (b) the Appendix X Participant’s Severance Date.
3.    Interest Credits. For each calendar month beginning on and after January 1, 2020, the Cash Balance Account of an Appendix X Participant shall be credited, as of the last day of each calendar month during which the Appendix X Participant is an Appendix X Participant, regardless of whether the Appendix X Participant is an Active Appendix X Participant, and thereafter until the Appendix X Participant’s Annuity Starting Date, with interest equal to one-twelfth of the yield on 30-year Treasury Constant Maturities for the month of November of the prior Plan Year. The final interest credit shall be made as of the last day of the month before the Appendix X Participant’s Annuity Starting Date and prior to the crediting of any Pay Credit for such calendar month. An Appendix X Participant’s Cash Balance Account will not be credited with Interest Credits after the Appendix X Participant’s Annuity Starting Date.
IV.    Accrued Benefit
1.    In General. An Appendix X Participant’s accrued benefit attributable to his Cash Balance Account shall be the balance of the Appendix X Participant’s Cash Balance Account.
2.    Special Rules for Participants Who Continue in Employment Beyond Normal Retirement Age. If an Appendix X Participant continues employment beyond the end of the Plan Year that includes his Normal Retirement Date, the Committee shall provide the Appendix X Participant with a suspension of benefits notice in the time and form required by Section 203(a)(3)(B) of ERISA. The Appendix X Participant’s Cash
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Balance Account payable at the Appendix X Participant’s late retirement date shall equal the greater of: (i) his Cash Balance Account determined without regard to this Section IV.2. of this Appendix X; or (ii) his Cash Balance Account to which the Participant would have been entitled under this Appendix X had he retired on his Normal Retirement Date, increased by an amount which is the Actuarial Equivalent of the monthly payments which would have been payable with respect to each month in which he worked fewer than eight days as determined under the provisions of Title 29 of the Code of Federal Regulations Section 2530.203-3.
V.    Eligibility for Payment of Cash Balance Account
1.    Normal Retirement. The right of an Appendix X Participant to his Cash Balance Account shall be nonforfeitable as of his Normal Retirement Age provided he is employed by an Affiliated Company at that time. An Appendix X Participant, upon termination of employment with all Affiliated Companies, may retire from active service and receive his Cash Balance Account beginning on his Normal Retirement Date, subject to the notice and timing requirements of the Legacy Plan Provisions.
2.    Late Retirement. An Appendix X Participant who continues in service with an Affiliated Company after his Normal Retirement Date shall retire from service and receive his Cash Balance Account on his late retirement date, subject to the notice and timing requirements of the Legacy Plan Provisions.
3.    Vested Benefit. An Appendix X Participant shall be vested in, and have a nonforfeitable right to, his Cash Balance Account upon completion of three years of vesting service. An Appendix X Participant may elect to receive the Cash Balance Account benefit commencing on the first day of any month following his Severance Date and prior to his Normal Retirement Date as specified in his request therefor, after receipt by the Committee of written application therefor made by the Appendix X Participant and filed with the Committee, provided that such early payment shall be subject to notice and timing requirements described in the Legacy Plan Provisions.
4.    Survivor’s Benefit Applicable before Retirement. The surviving spouse of an Appendix X Participant who has completed three years of vesting service or is otherwise entitled to a benefit under this Appendix X but, in either case, has not yet met the age and service eligibility requirements for an Early Retirement Benefit, shall automatically receive a benefit payable under the provisions of this Section V.4. of this Appendix X with respect to the Cash Balance Account in the event said Appendix X Participant should die after the effective date of coverage hereunder and prior to his Annuity Starting Date. The benefit payable to the Appendix X Participant’s surviving spouse under the provisions of this Section V.4. of this Appendix X shall be equal to an amount payable as a single life annuity over the spouse’s life that is Actuarially Equivalent to the Appendix X Participant’s Cash Balance Account based on the IRS Interest Rate and IRS Mortality Table in effect as of the surviving spouse’s Annuity Starting Date.
5.    Additional Rules for Survivor’s Benefit. The Appendix X Participant’s Cash Balance Account shall continue to be credited with interest in the manner described in Section III.3 of this Appendix X until the spouse’s Annuity Starting Date. An annuity benefit payable under Section V.4 of this Appendix X shall be Actuarially Equivalent to the Cash Balance Account determined as of the spouse’s Annuity Starting Date. In no
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event shall a single lump sum payment be made under Section V.4 of this Appendix X following the date payments under Section V.4 of this Appendix X have commenced as an annuity.

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VI.    Distributions
1.    Appendix X Participant. The normal form of benefit under this Appendix X for an unmarried Appendix X Participant is a single life annuity. The normal form of benefit under this Appendix X for a married Appendix X Participant is a 50% joint and survivor annuity for the benefit of the Active X Participant and any surviving spouse. The optional benefit forms for the benefit provided under this Appendix X are limited to the following: lump sum, single life annuity; 50%, 75% and 100% joint and survivor annuity for the benefit of the Active X Participant and any surviving spouse; and a ten-year certain and life annuity for the benefit of the Active X Participant and Beneficiary. The election of a form of benefit other than the normal form of benefit is subject to the notice, timing and spousal consent requirements described in the Legacy Plan Provisions. The forms of distribution that are provided by the Appendix X Participant’s Cash Balance Account and that commence as of the Appendix X Participant’s Annuity Starting Date shall be the Actuarial Equivalent of the single life annuity that could be provided by the Appendix X Participant’s Cash Balance Account based on the IRS Interest Rate and IRS Mortality Table in effect as of the Appendix X Participant’s Annuity Starting Date.
2.    Beneficiary. The Beneficiary of an Appendix X Participant is determined under the Legacy Plan Provisions. If an Appendix X Participant dies prior to commencement of receipt of a benefit under this Appendix X, the Beneficiary will receive distribution of the portion of the Appendix X Participant’s Accrued Benefit attributable to his Cash Balance Account in a single sum payment in an amount equal to the Appendix X Participant’s Cash Balance Account as of the Beneficiary’s Annuity Starting Date. If the Participant’s Beneficiary is the surviving spouse, the spouse may elect to receive such Appendix X Participant’s Cash Balance Account in the form of an annuity for the life of the spouse or in the form of a single lump sum payment equal to the Appendix X Participant’s Cash Balance Account as of the Beneficiary’s Annuity Starting Date to be paid or commence as of the first day of any month following the Participant’s date of death. If the Participant’s Beneficiary is other than his spouse, the Appendix X Participant’s Cash Balance Account shall be payable as a single lump sum equal to the Participant’s Cash Balance Account determined as of the Beneficiary’s Annuity Starting Date to be paid as soon as practicable following the Participant’s date of death, and in no event later than one year after the Participant’s date of death. If the Participant’s Beneficiary is his surviving spouse, payments may not begin later than what would have been the Participant’s Normal Retirement Date. If the spouse does not make an election regarding the timing and form of payments on or prior to the Participant’s Normal Retirement Date, payment of said amount shall be made as an annuity for the life of the spouse commencing on the Participant’s Normal Retirement Date. The annuity benefit payable to the spouse under this Section VI.2. shall be Actuarially Equivalent to the Cash Balance Account as of the spouse’s Annuity Starting Date. For purposes of the preceding sentence, Actuarial Equivalent value shall be determined under the IRS Mortality Table and the IRS Interest Rate. The Participant’s Cash Balance Account shall continue to be credited with interest in the manner described in Section III.3. until the Beneficiary’s Annuity Starting Date.

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VII.    Other Plan Provisions
1.    Definition of Participant. Notwithstanding anything contained herein to the contrary and solely for purposes of this Appendix X, a Participant who is an Appendix X Participant shall not cease to be a Participant on December 31, 2019.
2.    Lump Sums. In the event the sum of: (a) the lump sum present value of the portion of the Appendix X Participant’s Accrued Benefit determined under the Legacy Plan Provisions; plus (b) the portion of his Accrued Benefit attributable to his Cash Balance Account, in each case, that is payable to the Appendix X Participant or his surviving spouse or other Beneficiary exceeds $5,000 upon initial determination, then with respect to the Appendix X Participant or his surviving spouse or Beneficiary who receives the sum of the Cash Balance Account and any cash balance benefit under the Legacy Plan Provisions in a single lump sum payment, the lump sum present value of any other portion of the Accrued Benefit shall be re-determined in accordance with the Legacy Plan Provisions as of a subsequent date as determined by Committee or its delegate and the Legacy Plan Provisions shall apply to the remaining Accrued Benefit.
3.    Plan Termination. Notwithstanding anything contained herein to the contrary, (a) an Appendix X Participant’s Cash Balance Account upon termination of the Plan shall be determined in the same manner as the Appendix X Participant’s Cash Balance Account would be determined if the Plan was not terminated, and (b) to the extent applicable, the Interest Credit thereafter shall be determined by averaging the rates used during the five-year period ending on the date of the termination of the Plan.

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IN WITNESS WHEREOF, this L3Harris Salaried Pension Plan is hereby amended and restated effective as of December 31, 2021.
Date: December 30, 2021        L3Harris Technologies, Inc.
By:     /s/ Allison Oncel
Allison Oncel
Senior Director, Global Benefits
[Signature Page –
L3Harris Salaried Pension Plan, as amended and restated December 31, 2021]